UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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LSB Industries, Inc.

(Name of Registrant as Specified In Its Charter)

Not Applicable

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LSB INDUSTRIES, INC.

16 South Pennsylvania Avenue

Post Office Box 754

Oklahoma City, OK 73101

Notice of Annual Meeting of Stockholders

To Be Held June 5, 2008

To the Stockholders of

LSB Industries, Inc.

The Annual Meeting of the Stockholders of LSB Industries, Inc. (the “Company”) will take place at the Company’s offices located at 16 S. Pennsylvania Avenue, Oklahoma City, Oklahoma, on Thursday, June 5, 2008, at 11:30 a.m. (CDT), for the purpose of considering and acting upon the following matters:

(1)	The election of five nominees to the Board of Directors;

(2)	The ratification of the appointment of the independent registered public accounting firm;

(3)	Approval of the 2008 Incentive Stock Plan; and

(4)	Any other business which properly may come before the meeting or any adjournment of the meeting.

The Board of Directors has fixed the close of business on April 15, 2008, as the record date for the determination of holders of the common stock and voting preferred stock of the Company entitled to receive notice of, and to vote at, the annual meeting.

Your vote is important. To ensure the presence of a quorum at the annual meeting, please sign and promptly return the enclosed Proxy Card in the accompanying self-addressed envelope, which requires no postage if mailed in the United States. In addition, you can vote by telephone or Internet. Instructions are included on the proxy card.

The Company is distributing its 2008 Annual Report to Stockholders with the enclosed proxy soliciting material.

By order of the Board of Directors

David M. Shear Senior Vice President, Secretary and General Counsel

Oklahoma City, Oklahoma

May 5, 2008

LSB INDUSTRIES, INC.

16 South Pennsylvania Avenue

Post Office Box 754

Oklahoma City, OK 73101

PROXY STATEMENT FOR

ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 5, 2008

SOLICITATION OF PROXIES

Solicitation

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of LSB Industries, Inc. (the “Company”, “we,” “us” or “our”) of proxies to be voted at the Annual Meeting of Stockholders to take place on Thursday, June 5, 2008, at 11:30 a.m. at the Company’s offices located at 16 South Pennsylvania Avenue, Oklahoma City, Oklahoma and at any adjournment thereof. This proxy statement and the proxy card are being first sent to the stockholders of the Company on or about May 9, 2008.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

What matters are being considered?

You will be voting on each of the following items of business:

(1)	The election of five nominees to the Board of Directors;

(2)	The ratification of the appointment of the independent registered public accounting firm; and

(3)	Approval of the 2008 Incentive Stock Plan.

The Board of Directors recommends a vote “FOR” each of the proposals.

Who is entitled to vote at the meeting?

You may vote if you owned stock as of the close of business on April 15, 2008, which is the record date for determining who is eligible to vote at the annual meeting.

As of the close of business on the record date, we had the following shares of common stock and voting preferred stock issued and outstanding which were eligible to vote:

(a)	21,185,292 shares of common stock (excluding 3,648,518 shares held in treasury), with each share entitled to one vote;

(b)	584.5 shares of Convertible Noncumulative Preferred Stock (“Noncumulative Preferred”), with each full share entitled to one vote and each half share entitled to one-half of one vote;

(c)	20,000 shares of Series B 12% Cumulative Convertible Preferred Stock (“Series B Preferred”), with each share entitled to one vote; and

(d)	1,000,000 shares of Series D 6% Cumulative Convertible Preferred Stock (“Series D Preferred”), with each share entitled to .875 of one vote.

Shares of our Noncumulative Preferred, Series B Preferred and Series D Preferred are referred to as our “voting preferred stock.”

All of our outstanding shares of common stock and voting preferred stock will vote together as a single class on all matters coming before the annual meeting. A majority of all of the outstanding shares of common stock and voting preferred stock of the Company, represented as a single class, entitled to notice of, and to vote at, the annual meeting, represented in person or by proxy, will constitute a quorum for the meeting.

How do I vote?

If you are a stockholder whose shares are registered in your name, you may vote your shares in person at the meeting or by one of the three following methods:

•	Vote by Internet, by going to the web address www.investorvote.com/lxu and following the instructions for Internet voting.

•	Vote by Telephone, by dialing 1-800-652-8683, which is a toll-free number, and following the instructions for telephone voting.

•	Vote by Proxy Card, by completing, signing, dating and mailing the enclosed proxy card in the envelope provided. If you vote by Internet or telephone, please do not mail your proxy card.

If your shares are held in “street name” (through a broker, bank or other nominee), you may receive a separate voting instruction form with this proxy statement, or you may need to contact your broker, bank or other nominee to determine whether you will be able to vote electronically using the Internet or by telephone.

Can I change my mind after I vote?

Yes, you may change your mind at any time before the polls close at the meeting. You can change your vote by:

•	executing and submitting a revised proxy;

•	providing a written revocation to the Secretary of the Company; or

•	voting in person at the meeting.

In the absence of a revocation, shares represented by the proxies will be voted at the meeting. Your attendance at the meeting will not automatically revoke your proxy. If you do not hold your shares directly, you should follow the instructions provided by your broker, bank or nominee to revoke your previously voted proxy.

What if I sign and return my proxy card but I do not include voting instructions?

If you sign your proxy card and return it to us but you do not include voting instructions as to the proposal, your proxy will be voted “FOR” the proposals.

What does it mean if I receive more than one proxy card?

It means that you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is Computershare Trust Company, N.A., P.O. Box 43078, Providence, Rhode Island 02940-3078, (800) 884-4225 (US and Canada) and (781) 575-4706 (outside U.S. and Canada)

Will my shares be voted if I do not provide my proxy?

No. If your shares are registered in your name, they will not be voted, unless you submit your proxy or vote in person at the meeting. If you hold your shares directly in your own name, you must vote, either by completing, signing and delivering a proxy, voting by telephone or the internet, or attending the meeting and voting at the meeting.

If your stock is held in your brokerage account, you can instruct your broker how your shares should be voted. If you fail to give your broker instructions, the broker will submit a “broker non-vote.”

A broker non-vote is counted toward the shares needed for a quorum, but because a broker non-vote is not considered to be eligible to vote, it is not counted in determining whether the proposal has been approved.

Are abstentions counted?

If your proxy indicates an abstention from voting on the proposal, the shares represented will be counted as present for the purpose of determining a quorum, but they will not be voted on any matter at the annual meeting. Because abstentions represent shares entitled to vote, if you abstain from voting on a proposal, your abstention (a) will have no effect on the election of directors and (b) will have the effect of a vote against the ratification of the appointment of the independent registered public accounting firm and against the approval of the 2008 Incentive Stock Plan.

How many votes must be present to hold the meeting?

In order for us to conduct our meeting, we must have a quorum. We will have a quorum, and be able to conduct the meeting, if a majority of our outstanding voting shares of common stock and voting preferred stock as of April 15, 2008, are present at the meeting. Your shares will be counted as being present at the meeting if you (a) attend the meeting, (b) vote by telephone or the Internet, (c) properly return a proxy by mail, or (d) fail to give your broker voting instructions and the broker submits a “broker non-vote.”

What vote is required to approve the items under consideration?

•	Directors are elected by a plurality of the shares present in person or represented by proxy and entitled to vote at the annual meeting.

•

The ratification of the appointment of the independent registered public accounting firm requires the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote at the annual meeting.

•	The approval of the 2008 Stock Incentive Plan requires the affirmative vote of a majority of shares present in person or by proxy and entitled to vote at the annual meeting.

Who will count the votes?

All votes will be tabulated by the inspector of election appointed for the annual meeting, who will separately tabulate affirmative and negative votes and abstentions.

What is the deadline for submission of stockholder proposals?

If you wish to submit proposals to be included in our proxy statement for our 2009 annual meeting, proposals must be received at our principal executive offices not later than January 4, 2009. Proposals must satisfy the procedures set forth in Rule 14a-8 under the Securities Exchange Act of 1934, or the Exchange Act.

The deadline for providing us with timely notice of matters that you otherwise desire to introduce at our next annual meeting of stockholders, other than those that will be included in our proxy materials, is 50 days prior to the date of the 2008 annual meeting (or if we give less than 60 days notice of the date of the 2008 annual meeting, written notice of the proposal must be received not later than the close of business on the 10th day following the day on which we mail notice of, or publicly disclose, the date of the meeting). The written notice must set forth: (a) a brief description of the business desired to be presented before the annual meeting and reasons for conducting such business at the meeting; (b) the name and address, as they appear on the Company’s books, of the stockholder proposing such business; (c) the class and number of shares of the Company’s voting stock beneficially owned by such stockholder; and (d) any material interest of such stockholder in such business.

If you wish to present a proposal, but you fail to notify us by such deadline, you will not be entitled to present the proposal at the meeting. We suggest that you submit your proposals by registered mail, return receipt requested, attention: Secretary.

Who is paying the cost of this solicitation?

We will pay for preparing, printing and mailing this proxy statement. Proxies may be solicited on our behalf by our directors, officers or employees, without additional consideration, in person or by telephone, electronic transmission and facsimile transmission. We will reimburse banks, brokers and other custodians, nominees and fiduciaries for their out-of-pocket costs of sending the proxy materials to our beneficial owners. We have also retained and will pay for the services of Georgeson, Inc. to assist in the solicitation of proxies for a fee of $8,500, plus reasonable charges and out-of-pocket expenses incurred by them.

Stockholder List

A list of stockholders entitled to vote at the annual meeting will be open to the examination of any stockholder for any purpose germane to the annual meeting during ordinary business hours commencing 10 days before the annual meeting. The list will be maintained at our principal executive offices located at 16 South Pennsylvania Avenue, Oklahoma City, Oklahoma.

Other Matters Brought Before the Meeting

The Board of Directors does not intend to bring any matter before the annual meeting other than matters specifically referred to in the notice of the annual meeting, nor does the Board of Directors know of any other matter that anyone else proposes to present for action at the annual meeting. However, if any other matter is properly brought before the annual meeting, the persons named in the accompanying proxy or their duly constituted substitutes acting at the annual meeting will be deemed authorized to vote or otherwise act thereon in accordance with their judgment on such matter.

PROPOSAL 1

ELECTION OF DIRECTORS

General

The Board of Directors has nominated Raymond B. Ackerman, Bernard G. Ille, Donald W. Munson, Ronald V. Perry and Tony M. Shelby to each serve a three-year term expiring in 2011. Each of the nominees is presently serving as a director of the Company.

If any of the nominees become unable or unwilling to serve for good cause (an event which the Board of Directors does not anticipate), the person or persons named in the Proxy Card as the proxies will vote for the election of the person or persons recommended by a majority of the independent directors then serving on the Board of Directors. The proxies cannot be voted for a greater number of persons than the number of nominees.

The Certificate of Incorporation and By-laws of the Company provide for the division of the Board of Directors into three classes, each class consisting as nearly as possible of one-third of the whole. The term of office of one class of directors expires each year, with each class of directors elected for a term of three years and until their successors are duly elected and qualified. Messrs. Ackerman, Ille, Munson, Perry and Shelby are in the class whose term is expiring as of the annual meeting.

The Company’s By-laws provide that the Board of Directors, by resolution from time to time, may fix the number of directors that shall constitute the whole Board of Directors. The By-laws presently provide that the number of directors may consist of not less than three nor more than thirteen. The Board of Directors currently consists of thirteen members.

The following sets forth certain information regarding the nominees and all other directors whose term will continue after the annual meeting.

Nominees

Raymond B. Ackerman, age 85. Mr. Ackerman first became a director in 1993. His term will expire in 2008. From 1952 until his retirement in 1992, Mr. Ackerman served as Chairman of the Board and President of Ackerman McQueen, Inc., the largest advertising and public relations firm headquartered in Oklahoma. He currently serves as Chairman Emeritus of the firm. He retired as a Rear Admiral in the United States Naval Reserve. He is a graduate of Oklahoma City University, and in 1996, was awarded an honorary doctorate from the school. He was elected to the Oklahoma Hall of Fame in 1993 and the Oklahoma Commerce and Industry Hall of Fame in 1998.

Bernard G. Ille, age 81. Mr. Ille first became a director in 1971. His term will expire in 2008. Mr. Ille served as President and Chief Executive Officer of United Founders Life from 1966 to 1988. He served as President and Chief Executive Officer of First Life Assurance Company from 1988, until it was acquired by another company in 1994. During his tenure as President of these two companies, he served as Chairman of the Oklahoma Guaranty Association for ten years and was President of the Oklahoma Association of Life Insurance Companies for two terms. He is a director of Landmark Land Company, Inc., which was the parent company of First Life. He is also a director for Quail Creek Bank, N.A. Mr. Ille is currently President of BML Consultants and a private investor. He is a graduate of the University of Oklahoma.

Donald W. Munson, age 75. Mr. Munson first became a director in 1997. His term will expire in 2008. From 1988, until his retirement in 1992, Mr. Munson served as President and Chief Operating Officer of Lennox Industries. Prior to 1998, he served as Executive Vice President of Lennox Industries’ Division Operations, President of Lennox Canada and Managing Director of Lennox Industries’ European Operations. Prior to joining Lennox Industries, Mr. Munson served in various capacities with the Howden Group, a company located in Scotland, and The Trane Company, including serving as the managing director of various companies within the Howden Group and Vice President Europe for The Trane Company. He is currently a consultant. Mr. Munson is a resident of England. He has degrees in mechanical engineering and business administration from the University of Minnesota.

Ronald V. Perry, age 58. Mr. Perry first became a director in August 2007. His term will expire in 2008. Mr. Perry currently serves as President of Prime Time Travel, which he founded in 1979. Mr. Perry has served in various charitable and civic organizations. Mr. Perry is also a past President of the Oklahoma City Food Bank and has served as President of the OKC Food Bank Board of Directors. In 2007, the mayor of Oklahoma City appointed Mr. Perry to serve as a commissioner on the Oklahoma City Convention and Visitors Bureau. Mr. Perry graduated from Oklahoma State University, with a Bachelor’s degree in Business Administration.

Tony M. Shelby, age 66. Mr. Shelby first became a director in 1971. His term will expire in 2008. Mr. Shelby, a certified public accountant, is our Executive Vice President of Finance and Chief Financial Officer, a position he has held for more than five years. Prior to becoming our Executive Vice President of Finance and Chief Financial Officer, he served as Chief Financial Officer of a subsidiary of the Company and was with the accounting firm of Arthur Young & Co., a predecessor to Ernst & Young LLP. Mr. Shelby is a graduate of Oklahoma City University.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION

OF THE FIVE NOMINEES AS DIRECTORS OF THE COMPANY

Continuing Directors

Robert C. Brown, M.D., age 76. Dr. Brown first became a director in 1969. His term will expire in 2009. Dr. Brown has practiced medicine for many years and is Vice President and Treasurer of Plaza Medical Group, P.C. and President and Chief Executive Officer of ClaimLogic L.L.C. Dr. Brown received both his undergraduate and medical degrees from Tufts University after which he spent two years in the United States Navy as a doctor and over three years at the Mayo Clinic. Dr. Brown is also a Clinical Professor at University of Oklahoma Medical School.

Charles A. Burtch, age 72. Mr. Burtch first became a director in 1999. His term will expire in 2010. Mr. Burtch was formerly Executive Vice-President and West Division Manager of BankAmerica, where he managed BankAmerica’s asset-based lending division for the western third of the United States. He retired in 1998 and has since been engaged as a private investor. Mr. Burtch is a graduate of Arizona State University.

Robert A. Butkin, age 55. Mr. Butkin first became a director in August 2007. His term will expire in 2010. Mr. Butkin is currently a Professor of Law at the University of Tulsa College of Law. He was Dean of the Tulsa College of Law from 2005 to 2007. Mr. Butkin also serves as President of BRJN Capital Corporation a private investment company. Mr. Butkin served as Assistant Attorney General for the State of Oklahoma from 1987 to 1993, and served from 1995 to 2005 as the State Treasurer of Oklahoma. He has served in various organizations, including holding the presidency of the Southern State Treasurers Association. He chaired the Banking, Collateral and Cash Management Committee for the National Association of State Treasurers. In addition, from 1981 to 1995, he served on the Board of Citizens Bank of Velma, Oklahoma, and he served as Chairman of the Board of that bank from 1991 to 1994. He attended and received a Bachelor of Arts degree from Yale College. He received his Juris Doctorate from the University of Pennsylvania Law School in Philadelphia in 1978.

Barry H. Golsen, J.D., age 57. Mr. Golsen first became a director in 1981. His term will expire in 2009. Mr. Golsen was elected President of the Company in 2004. Mr. Golsen has served as our Vice Chairman of the Board of Directors since August 1994, and has been the President of our Climate Control Business for more than five years. Mr. Golsen also serves as a director of the Oklahoma branch of the Federal Reserve Bank. Mr. Golsen has both his undergraduate and law degrees from the University of Oklahoma.

Jack E. Golsen, age 79. Mr. Golsen first became a director in 1969. His term will expire in 2010. Mr. Golsen, founder of the Company, is our Chairman of the Board of Directors and Chief Executive Officer and has served in that capacity since our inception in 1969. Mr. Golsen served as our President from 1969 until 2004. During 1996, he was inducted into the Oklahoma Commerce and Industry Hall of Honor as one of Oklahoma’s leading industrialists. Mr. Golsen has a Bachelor of Science degree from the University of New Mexico. Mr. Golsen is a Trustee of Oklahoma City University. During his career, he acquired or started the companies which formed the Company. He has served on the boards of insurance companies, several banks and was Board Chairman of Equity Bank for Savings N.A. which was formerly owned by the Company.

David R. Goss, age 67. Mr. Goss first became a director in 1971. His term will expire in 2009. Mr. Goss, a certified public accountant, is our Executive Vice President of Operations and has served in substantially the same capacity for more than five years. Mr. Goss is a graduate of Rutgers University.

Horace G. Rhodes, age 80. Mr. Rhodes first became a director in 1996. His term will expire in 2010. Mr. Rhodes is the Chairman of the law firm of Kerr, Irvine, Rhodes & Ables and has served in such capacity and has practiced law for many years. From 1972 until 2001, he served as Executive Vice President and General Counsel for the Association of Oklahoma Life Insurance Companies and since 1982 served as Executive Vice President and General Counsel for the Oklahoma Life and Health Insurance Guaranty Association. Mr. Rhodes received his undergraduate and law degrees from the University of Oklahoma.

John A. Shelley, age 57. Mr. Shelley first became a director in 2005. His term will expire in 2009. Mr. Shelley is the President and Chief Executive Officer of The Bank of Union located in Oklahoma. He has held this position since 1997. Prior to 1997, Mr. Shelley held various senior level positions in financial institutions in Oklahoma including the position of President of Equity Bank for Savings, N.A., a savings and loan that was owned by the Company prior to 1994. Mr. Shelley is a graduate of the University of Oklahoma.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed the firm of Ernst & Young LLP, Independent Registered Public Accounting Firm (“Ernst & Young”), as the Company’s auditors for 2008. Ernst & Young has served as the Company’s auditors for more than five years, including the fiscal year most recently completed. If the stockholders do not ratify the appointment of Ernst & Young, the Audit Committee will reconsider the appointment.

Consistent with past practices, it is expected that one or more representatives of Ernst & Young will attend the annual meeting and will be available to respond to appropriate questions or make a statement should they desire to do so.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE

APPOINTMENT OF ERNST & YOUNG LLP.

PROPOSAL 3

PROPOSAL TO APPROVE THE 2008 INCENTIVE STOCK PLAN

The Board of Directors and the Compensation and Stock Option Committee of the Company believe that the effective use of stock-based long-term incentive compensation has been integral to the Company’s success in the past and is vital to its ability to achieve continued strong performance in the future. Subject to the approval of the Company’s stockholders, the Board has adopted the Company’s 2008 Incentive Stock Plan (the “2008 Plan”). The Company is asking for approval of the 2008 Plan to enable the Company to use the 2008 Plan for stock-based incentive awards and tax-efficient cash-based incentive awards

The principal features of the 2008 Plan are summarized below. This summary does not contain all information about the 2008 Plan. A copy of the complete text of the 2008 Plan as is included in Exhibit A to this Proxy Statement, and the following description is qualified in its entirety by reference to the text of the 2008 Plan.

Summary of the 2008 Plan

Shares Available for Issuance

The number of shares of our common stock available for issuance under the 2008 Plan generally will be one million (1,000,000), subject to adjustment.

If there is any change in our common stock by reason of any stock split, stock dividend, spin-off, recapitalization, merger, consolidation, combination, or exchange of shares, distribution to stockholders other than a normal cash dividend or other change in the Company’s corporate or capital structure, the Compensation and Stock Option Committee shall make proportional adjustments to the maximum number and kind of securities (i) available for issuance under the 2008 Plan, (ii) available for issuance as incentive stock options, (iii) that may be subject to awards received by any participant in any one calendar year, (iv) that may be subject to different types of awards, and (v) that are subject to any outstanding award, and the price of each security.

The 2008 Plan provides that shares covered by an award will not count against the shares available for issuance under the 2008 Plan until they are actually issued and delivered to a participant. If an award granted under the 2008 Plan lapses, expires, terminates or is forfeited, surrendered or canceled without having been fully exercised or without the issuance of all the shares subject to the award, the shares covered by such award will again be available for use under the 2008 Plan. In addition, the number of shares available for issuance under the 2008 Plan will not be reduced to reflect any dividends or dividend equivalents that are credited to outstanding stock or stock unit awards. Shares that are (i) tendered by a participant or retained by the Company as payment for the purchase price of an award or to satisfy tax withholding obligations or (ii) covered by an award that is settled in cash will be available for issuance under the 2008 Plan. The 2008 Plan also provides that (a) shares subject to awards issued by the Company in substitution for awards previously granted by an acquired company and (b) the number of shares subject to an SAR over the number of shares that are delivered to the Participant upon exercise of the SAR will not count against the shares available for issuance under the 2008 Plan.

Eligibility

Awards may be made to any employee, officer or director of the Company and its affiliated companies. An Award may also be granted to any consultant, agent, advisor or independent contractor for bona fide services rendered to the Company or any Affiliate (as defined in the Plan) that (a) are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction and (b) do not directly or indirectly promote or maintain a market for the Company’s securities.

Administration

The 2008 Plan will be administered by the Compensation and Stock Option Committee of the Board of Directors. The Board or the Compensation and Stock Option Committee may delegate the administration in accordance with the terms of the 2008 Plan. References to the “Committee” or the “Compensation Committee” are to the Compensation and Stock Option Committee, or other delegates, as applicable.

Types of Awards

Stock Options. The Committee may grant either incentive stock options, which comply with Section 422 of the Internal Revenue Code, or nonqualified stock options. The Committee sets option exercise prices and terms, except that the exercise price of a stock option generally may be no less than 100% of the fair market value of the shares on the date of grant (for these purposes, fair market value means the average of the high and low per share trading prices, or the average of the opening and closing prices, or the closing price, if so determined by the Committee, for our common stock on the American Stock Exchange during regular session trading for a single trading day). At the time of grant, the Committee in its sole discretion will determine when stock options are exercisable and when they expire, except that the term of a stock option cannot exceed ten years.

Stock Appreciation Rights (“SARs”). The Committee may grant SARs as a right in tandem with the number of shares underlying stock options granted under the 2008 Plan or on a stand-alone basis. SARs are the right to receive payment per share of the SAR exercised in stock or in cash equal to the excess of the share’s fair market value on the date of exercise over its fair market value on the date the SAR was granted. Exercise of an SAR issued in tandem with stock options will result in the reduction of the number of shares underlying the related stock option to the extent of the SAR exercise.

Stock Awards, Restricted Stock, Restricted Stock Units, and Other Awards. The Committee may grant awards of restricted stock, restricted stock units, and other stock and cash-based awards, which may include the payment of stock in lieu of cash (including cash payable under other Company incentive or bonus programs) or the payment of cash (which may or may not be based on the price of the Company’s common stock).

Amendment and Termination of the 2008 Plan

The Board of Directors or the Committee may amend the 2008 Plan, except that if any applicable statute, rule or regulation requires shareholder approval with respect to any amendment of the 2008 Plan, then to the extent so required, shareholder approval will be obtained. Shareholder approval will also be obtained for any amendment that would increase the number of shares stated as available for issuance under the 2008 Plan. Unless sooner terminated by the Board, the 2008 Plan currently would terminate on June 5, 2018.

Federal Income Tax Consequences

The following is a summary of the material United States federal income tax consequences to us and to recipients of certain awards under the 2008 Plan. The summary is based on the Internal Revenue Code and the U.S. Treasury regulations promulgated thereunder in effect as of the date of this proxy statement, all of which may change with retroactive effect. The summary is not intended to be a complete analysis or discussion of all potential tax consequences that may be important to recipients of awards under the 2008 Plan. For example, the summary does not discuss the ramifications of the recent deferred compensation legislation on awards. The 2008 Plan provides that, to the extent awards under the 2008 Plan are considered deferred compensation, the awards will satisfy the requirements of the new deferred compensation provisions of the Internal Revenue Code, and the Committee is to interpret and administer the 2008 Plan accordingly.

Nonqualified Stock Options and SARs. A recipient will not have any income at the time a nonqualified stock option or SAR is granted, nor will the Company be entitled to a deduction at that time. When a nonqualified stock option is exercised, the recipient generally will recognize ordinary income (whether the option price is paid in cash or by surrender of shares of our common stock), in an amount equal to the excess of the fair market value of the shares to which the option exercise pertains over the option price. When an SAR is exercised, the recipient will recognize ordinary income equal to the sum of (i) any gross cash proceeds payable and (ii) the fair market value on the exercise date of any shares received.

Incentive Stock Options. A recipient will not have any income at the time an incentive stock option (“ISO”) is granted. Furthermore, a recipient will not have regular taxable income at the time the ISO is exercised. However, the excess of the fair market value of the shares at the time of exercise over the option price will be a preference item that could create an alternative minimum tax liability for the recipient. If a recipient disposes of the shares acquired on exercise of an ISO after the later of two years after the grant of the ISO and one year after exercise of the ISO, the gain recognized by the recipient (i.e., the excess of the proceeds received over the option price), if any, will be long-term capital gain eligible for favorable tax rates under the Internal Revenue Code. Conversely, if the recipient disposes of the shares within two years of the grant of the ISO or within one year of exercise of the ISO, the disposition will generally be a “disqualifying disposition,” and the recipient will recognize ordinary income in the year of the disqualifying disposition equal to the lesser of (i) the excess of the fair market value of the stock on the date of exercise over the option price and (ii) the excess of the amount received for the shares over the option price. The balance of the gain or loss, if any, will be long-term or short-term capital gain, depending on how long the shares were held.

Restricted Stock and Restricted Stock Units. A participant generally will not have taxable income upon grant of restricted stock or restricted stock units. Instead, the participant will recognize ordinary income at the time of vesting or payout equal to the fair market value (on the vesting or payout date) of the shares or cash received minus any amount paid. For restricted stock only, a participant instead may elect to be taxed at the time of grant.

The Company generally will be entitled to a tax deduction in connection with an award under the 2008 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income, provided that the deduction is not disallowed by Section 162(m) or otherwise limited by the Internal Revenue Code.

Section 162(m) Awards and Other Awards. Under Section 162(m), in order for compensation in excess of $1 million paid in any year to certain executive officers to be deductible by the Company, such compensation must qualify as “performance-based.” The 2008 Plan allows the Committee to make awards that would be performance-based for purposes of exemption from the limitations of Section 162(m). Nothing precludes the Committee from making any payments or granting any awards that do not qualify for tax deductibility under Section 162(m).

Plan Benefits

All awards to employees, officers, directors and consultants under the 2008 Plan are made at the discretion of the Committee. Therefore, the benefits and amounts that will be received or allocated under the 2008 Plan are not determinable at this time.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL

OF THE 2008 INCENTIVE STOCK PLAN.

CORPORATE GOVERNANCE

Certain Committees and Meetings of the Board of Directors

The Board of Directors of the Company held 16 meetings in 2007. During 2007, no incumbent director attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which he served. A majority of the Directors attended last year’s annual meeting.

The Company has an Audit Committee, a Compensation and Stock Option Committee and a Nominating Committee.

Nominations of Directors

Nominating Committee. On March 10, 2008 our Board of Directors established a Nominating Committee consisting entirely of independent Directors who were appointed by the Board to serve until their successors are appointed and qualify. The members of the Nominating Committee are Mr. Shelley, Mr. Ackerman and Mr. Rhodes. The Nominating Committee’s primary responsibility is the annual identification and presentation to the Board of a list of qualified individuals recommended for nomination for election to the Board of Directors at the annual meeting of stockholders. In addition to its primary responsibility, the Nominating Committee is also responsible for:

•	Recommending to the Board the selection criteria that should be considered for membership on the Board of Directors;

•	The periodic assessment of the selection criteria, and the recommendation of any changes to the selection criteria;

•	Identifying Director candidates meeting the selection criteria and aiding in attracting such candidates as Directors;

•	The consideration of proposed Director candidates, in light of the selection and performance criteria adopted by the Board;

•	Reviewing the qualifications of incumbent, replacement or additional Director candidates; and

•	Making periodic recommendations to the Board regarding its size and composition.

During 2008 the Nominating Committee held one regularly scheduled meeting. The Nominating Committee operates under a written charter. The Nominating Committee Charter is available on our website at www.lsb-okc.com.

The Nominating Committee will consider the qualifications of director candidates recommended by stockholders, and evaluate each of them using the same criteria the Nominating Committee uses for incumbent candidates. Director candidate recommendations by stockholders must be made in compliance with the procedures set forth in our By-laws by notice in writing delivered or mailed by first class U.S. mail, postage prepaid, to the Chair of the Nominating Committee, in care of the Corporate Secretary of the Company, 16 South Pennsylvania Avenue, Oklahoma City, Oklahoma 73107. Please indicate on the envelope “Nominating Committee.”

In accordance with our By-laws, the Board of Directors will, through the Nominating Committee, consider director nominations submitted by a stockholder if the stockholder gives written notice of the proposed nomination to the Secretary of the Company at the Company’s principal executive office not less than 50 days prior to the date of the meeting of stockholders to elect directors; except, if less than 60 days notice or prior disclosure of the date of such meeting is given to the stockholders, then written notice by the stockholder must be received by the Secretary of the Company not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. In addition, if the stockholder proposes to nominate any person, the stockholder’s written notice to the Company must provide all information relating to such person that is required to be disclosed in solicitation of proxies pursuant to Regulation 14A under the Exchange Act.

Communication with the Board of Directors and Directors Attendance at Annual Meetings

The Company’s Board of Directors believes that it is important for the Company to have a process whereby its stockholders may send communications to the Board. Accordingly, stockholders who wish to communicate with the Board of Directors or a particular director may do so by sending a letter to David Shear, Senior Vice President, General Counsel and Secretary at 16 S. Pennsylvania Avenue, Oklahoma City, OK 73107. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication” or “Stockholder-Director Communication.” All such letters must identify the author as a stockholder and clearly state whether the intended recipients are all members of the Board of Directors or only certain specified individual directors. Mr. Shear will make copies of all such letters and circulate them to the appropriate director or directors.

Although the Company does not currently have a policy with respect to the attendance of its directors at the annual meeting, the Company encourages each of its directors to attend whenever possible. A majority of the directors attended the Company’s 2007 annual meeting of Stockholders.

Audit Committee

The Company has a separately-designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. The members of the Audit Committee are Messrs. Bernard Ille (Chairman), Charles Burtch, Horace Rhodes, and Ray Ackerman. The Board has determined that each member of the Audit Committee is independent, as defined in the listing standards of the AMEX as of the Company’s fiscal year end. During 2007, the Audit Committee had nine meetings. The Audit Committee operates under a written charter. The Audit Committee Charter is available on our website at www.lsb-okc.com.

The Company’s Audit Committee assists the Board of Directors in monitoring the integrity of the financial statements of the Company, the independent registered public accounting firm’s qualifications and independence, the performance of the Company’s internal audit function and independent registered public accounting firm, and the Company’s compliance with legal and regulatory requirements. In carrying out these purposes, the Audit Committee, among other things:

•	appoints, evaluates, and approves the compensation of, the Company’s independent registered public accounting firm;

•	pre-approves all auditing services and permitted non-audit services; annually considers the qualifications and independence of the independent registered public accounting firm;

•	reviews recommendations of independent registered public accounting firm concerning the Company’s accounting principles, internal controls and accounting procedures and practices;

•	reviews and approves the scope of the annual audit;

•	reviews and discusses with the independent registered public accounting firm the audited financial statements;

•	reviews and discusses with the independent registered public accounting firm the unaudited quarterly financial statements; and

•	performs such other duties as set forth in the Audit Committee Charter.

Audit Committee Financial Expert

While the Board of Directors endorses the effectiveness of our Audit Committee, its membership does not presently include a director that qualifies for designation as an “Audit Committee Financial Expert.” However, each of the current members of the Audit Committee is able to read and understand fundamental financial statements and at least one of its members is “financially sophisticated” as defined by applicable AMEX rules. The Board of Directors believes that the background and experience of each member of the Audit Committee is sufficient to fulfill the duties of the Audit Committee. For these reasons, although the members of our Audit Committee are not professionally engaged in the practice of accounting or auditing, our Board of Directors has concluded that the ability of our Audit Committee to perform its duties is not impaired by the absence of an “Audit Committee Financial Expert.”

Audit Committee Report

Management has the primary responsibility for the financial statements and the reporting process, including the system of internal control. The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles; the reasonableness of significant judgments; and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with the independent registered public accounting firm, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards (including Statement on Auditing Standards No. 61). In addition, the Audit Committee has discussed with the independent registered public accounting firm the auditors’ independence from management and the Company, and has received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by the Independence Standards Board (including Independence Standards Board Standard No. 1), and considered the compatibility of nonaudit services with the auditors’ independence.

The Audit Committee discussed with the Company’s internal auditors and independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee meets with the internal auditors and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal control, and the overall quality of the Company’s financial reporting. The Audit Committee held nine meetings during 2007.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2007 for filing with the Securities and Exchange Commission. The Audit Committee appointed Ernst & Young LLP as the Company’s independent registered public accounting firm for 2008.

Members of the Audit Committee

Bernard G. Ille (Chairman)

Horace G. Rhodes

Charles A. Burtch

Raymond B. Ackerman

Notwithstanding anything to the contrary set forth in the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate by reference previous or future filings, including this proxy statement, in whole or in part, the foregoing report of the Audit Committee and any statements regarding the independence of the Audit Committee members shall not be incorporated by reference into any such filings.

Fees Paid to Independent Registered Public Accounting Firm

Audit Fees

The aggregate fees billed by Ernst & Young LLP for professional services rendered for the audit of the Company’s annual financial statements for the fiscal years ended December 31, 2007 and 2006, for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for those fiscal years, and for review of documents filed with the SEC for those fiscal years were approximately $1,635,057 and $914,100, respectively.

Audit-Related Fees

Ernst & Young LLP billed the Company $95,000 and $223,540 during 2007 and 2006, respectively, for audit-related services, which included benefit plan audit and accounting consultations which included assistance with our internal control documentation, the issuance of the 2006 and 2007 Debentures, and the exchange tender offer during 2007.

Tax Fees

Ernst & Young LLP billed $249,887 and $136,795 during 2007 and 2006, respectively, for tax services to the Company, and included tax return review and preparation and tax consultations and planning.

All Other Fees

The Company did not engage its accountants to provide any other services for the fiscal years ended December 31, 2007 and 2006.

Engagement of the Independent Registered Public Accounting Firm

The Audit Committee is responsible for approving all engagements with Ernst & Young LLP to perform audit or non-audit services for us prior to us engaging Ernst & Young LLP to provide those services. All of the services under the headings Audit Fees, Tax Fees, and All Other Fees were approved by the Audit Committee in accordance with paragraph (c)(7)(i)(C) of Rule 2-01 of Regulation S-X of the Exchange Act. The Audit Committee of the Company’s Board of Directors has considered whether Ernst & Young LLP’s provision of the services described above for the fiscal years ended December 31, 2007 and 2006 is compatible with maintaining its independence.

Audit Committee’s Pre-Approval Policies and Procedures

All audit and non-audit services that may be provided by our principal accountant, Ernst & Young LLP, to the Company require pre-approval by the Audit Committee. Further, Ernst & Young LLP shall not provide those services to the Company specifically prohibited by the SEC, including bookkeeping or other services related to the accounting records or financial statements of the audit client; financial information systems design and implementation; appraisal or valuation services, fairness opinion, or contribution-in-kind reports; actuarial services; internal audit outsourcing services; management functions; human resources; broker-dealer, investment adviser, or investment banking services; legal services and expert services unrelated to the audit; and any other service that the Public Company Accounting Oversight Board determines, by regulation, is impermissible.

Code of Ethics

The Chief Executive Officer, the Chief Financial Officer, the principal accounting officer, and the controller of the Company and each of the our subsidiaries, or persons performing similar functions, are subject to our Code of Ethics.

We and each of our subsidiary companies have adopted a Statement of Policy Concerning Business Conduct applicable to our employees. Our Code of Ethics and Amended Statement of Policy Concerning Business Conduct are available on our website at www.lsb-okc.com. We will post any amendments to these documents, as well as any waivers that are required to be disclosed pursuant to the rules of either the SEC or the AMEX, on our website.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act, requires the Company’s directors, officers, and beneficial owners of more than 10% of the Company’s common stock to file with the Securities and Exchange Commission reports of holdings and changes in beneficial ownership of the Company’s stock. Based solely on a review of copies of the Forms 3, 4 and 5 and amendments thereto furnished to the Company with respect to 2007, or written representations that no Form 5 was required to be filed, the Company believes that during 2007 all directors and officers of the Company and beneficial owners of more than 10% of the Company’s common stock filed timely their required Forms 3, 4, or 5, except (a) Kent C. McCarthy, Jayhawk Institutional Partners, L.P., Jayhawk Capital Management LLC, Jack Golsen, Barry Golsen, Steve Golsen, SBL LLC, Tony Shelby, Grant Donovan, and Allen Ford each inadvertently filed one late Form 4 to report the exchange of shares of $3.25 Convertible Exchangeable Class C Preferred, Series 2 Stock for shares of common stock pursuant to the Company’s issuer tender offer completed on March 13, 2007, (b) David Goss inadvertently filed one late Form 4 to report one transaction, (c) each of Bernard Ille and Charles Burtch inadvertently filed one late Form 4 to report two transactions and (d) Raymond Ackerman filed a late Form 5 to report three gifts.

Compensation and Stock Option Committee

The Compensation and Stock Option Committee (the “Compensation Committee”) has three members and met two times during 2007. The Compensation Committee is comprised of non-employee, independent directors in accordance with the rules of the AMEX. The Board has adopted a Compensation and Stock Option Committee Charter which governs the responsibilities of the Compensation Committee. This charter is available on the Company’s website at www.lsb-okc.com, and is also available from the Company upon request.

The Compensation Committee’s responsibilities include, among other duties, the responsibility to:

•	establish the base salary, incentive compensation and any other compensation for the Company’s executive officers;

•

administer the Company’s management incentive and stock-based compensation plans, non-qualified death benefits, salary continuation and welfare plans, and discharge the duties imposed on the Compensation Committee by the terms of those plans; and

•	perform other functions or duties deemed appropriate by the Board.

Decisions regarding non-equity compensation of non-executive officers of the Company and the executive officers of the Company named in the Summary Compensation Table (the “named executive officers”) other than the Chief Executive Officer and the President, are made by the Company’s Chief Executive Officer and presented for approval or modification by the Compensation Committee.

The agenda for meetings of the Compensation Committee is determined by its Chairman with the assistance of the Company’s Chief Executive Officer. Compensation Committee meetings are regularly attended by the Chief Executive Officer. At each Compensation Committee meeting, the Compensation Committee also meets in executive session without the Chief Executive Officer. The Compensation Committee’s Chairman reports to the Board the Compensation Committee’s recommendations on compensation for the Chief Executive Officer and the President. The Chief Executive Officer may be delegated authority to fulfill certain administrative duties regarding the compensation programs.

The Compensation Committee has authority under its charter to retain, approve fees for, and terminate advisors, consultants and agents as it deems necessary to assist in the fulfillment of its responsibilities. If an outside consultant is engaged, the Compensation Committee reviews the total fees paid to such outside consultant by the Company to ensure that the consultant maintains its objectivity and independence when rendering advice to the Compensation Committee. For 2007, no outside consultants were engaged by the Compensation Committee.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview of Compensation Program

Our long-term success depends on our ability to efficiently operate our facilities, to continue to develop our product lines and technologies, and to focus on developing our product markets. To achieve these goals, it is important that we be able to attract, motivate, and retain highly talented individuals who are committed to our values and goals.

The Compensation Committee has responsibility for the establishment in consultation with management, of our compensation philosophy for its senior executive officers and the implementation and oversight of a compensation program consistent with the philosophy. This group of senior executive officers includes the named executive officers, as well as our other executives.

A primary objective of the Compensation Committee is to ensure that the compensation paid to the senior executive officers is fair, reasonable, and competitive and provides incentives for superior performance. The Compensation Committee is responsible for approval of all decisions for the direct compensation, including the base salary and bonuses, stock options and other benefit programs for the Company’s senior executive officers, including the named executive officers.

In general, the day to day administration of savings, health and welfare plans and policies are handled by a team of the legal and finance department employees. The Compensation Committee (or Board) remains responsible for key policy changes outside of the day to day requirements necessary to maintain these plans and policies.

Compensation Philosophy and Objectives

The Compensation Committee believes that the most effective executive compensation program rewards the executive’s achievements and contribution towards the Company achieving its long-term strategic goals. However, the Compensation Committee does not believe that executive compensation should be tied to specific numeric or formulaic financial goals or stock price achievement by the Company. The Compensation Committee recognizes that, given the volatility of the market in which we do business, our economic performance in any given time frame may not be an accurate measurement of our senior executive officer’s performance. The Compensation Committee values both personal contribution and teamwork as factors to be rewarded. The Compensation Committee believes that it is important to align executives’ interests with those of stockholders through the use of stock option incentive programs. The Compensation Committee evaluates both performance and compensation to ensure that we maintain our ability to attract and retain highly talented employees in key positions, and that compensation provided to key employees will remain competitive relative to our other senior executive officers. The Compensation Committee believes that executive compensation packages should include both cash and stock-based compensation, as well as other benefit programs to encourage senior executive officers to remain with the Company and have interests aligned with those of the Company. Based on the foregoing, the Compensation Committee bases it executive compensation program on the following criteria:

•	Compensation should be based on the level of job responsibility, executive performance, and Company performance.

•	Compensation should enable us to attract and retain key talent.

•	Compensation should be competitive with compensation offered by other companies that compete with us for talented individuals.

•	Compensation should reward performance.

•	Compensation should motivate executives to achieve our strategic and operational goals.

Setting Executive Compensation

The Compensation Committee sets annual cash and non-cash executive compensation to reward the named executive officers for achievement and to motivate the named executive officers to achieve long-term business objectives. The Compensation Committee is unable to use peer group comparisons in determining the compensation package because of the diverse nature of our lines of business. Although the Compensation Committee has not engaged outside consultants to assist in conducting its annual review of the total compensation program, it may do so in the future. The Compensation Committee consulted some generally available compensation information for companies of our size. The Compensation Committee did not engage consultants to prepare specialized reports for their use. The Compensation Committee considered base salary and current bonus awards in determining overall compensation. The Compensation Committee does not have a policy allocating long term and currently paid compensation. The Compensation Committee also considered the allocation between cash and non-cash compensation amounts, but does not have a specific formula or required allocation between such compensation amounts. The Compensation Committee compares the Chief Executive Officer’s total compensation to the total compensation of our other named executive officers over time. However, the Compensation Committee has not established a target ratio between total compensation of the Chief Executive Officer and the median total compensation level for the next lower tier of management. The Compensation Committee also considers internal pay equity among the named executive officers and in relation to next lower tier of management in order to maintain compensation levels that are consistent with the individual contributions and responsibilities of those executive officers. The Compensation Committee does not consider amounts payable under severance agreements when setting the compensation of the named executive officers.

Role of Executive Officers in Compensation Decisions

Our Chief Executive Officer annually reviews the performance of each of our named executive officers (other than the Chief Executive Officer and the President) and presents to the Compensation Committee recommendations with respect to salary, bonuses and other benefit items. The Compensation Committee considers and reviews such recommendations and exercises its discretion in accepting or modifying the recommended compensation. In determining compensation for the Chief Executive Officer and the President, the Compensation Committee reviews the responsibilities and performance of each of them. Such review includes interviewing both the Chief Executive Officer and the President and consideration of the Compensation Committee’s interaction with the Chief Executive Officer and the President during the applicable year.

2007 Executive Compensation Components

For the fiscal year ended December 31, 2007, the principal components of compensation for the named executive officers were:

•	base salary;

•	cash bonus;

•	death benefit and salary continuation programs; and

•	perquisites and other personal benefits.

The Compensation Committee did not consider the new award of stock options as part of the 2007 compensation because there were a de minimus number of shares available for grants under the option plans in effect.

Base Salary

We provide the named executive officers and other senior executive officers with base salary to compensate them for services rendered during the year. We do not have a defined benefit or retirement plan for its executives. This factor is considered when setting the base compensation for senior executive officers.

Base salaries are determined for the named executive officers in the discretion of the Compensation Committee based upon the recommendations of the Chief Executive Officer’s assessment of the executive’s compensation, both individually and relative to the other senior executive officers and based upon an assessment of the individual performance of the executive during the proceeding year. In determining the base salary for the Chief Executive Officer and the President, the Compensation Committee exercises its judgment based on its interactions with such senior executive officers and the Compensation Committee’s assessment of such officers’ contribution to the Company’s performance and other leadership achievements.

Bonuses

The Compensation Committee may award cash bonuses to the named executive officers to reward outstanding performance. No bonus is guaranteed, and there is no defined range of bonus amounts that the Compensation Committee may award. Bonus awards are made at the Compensation Committee’s discretion based upon an assessment of an individual’s overall contribution to the Company.

Death Benefit and Salary Continuation Plans

The Company sponsors non-qualified arrangements to provide a death benefit to the designated beneficiary of certain key employees (including certain of the named executive officers) in the event of such executive’s death (the “Death Benefit Plans”). We also have a non-qualified arrangement with certain key employees (including certain of the named executive officers) of the Company and its subsidiaries to provide compensation to such individuals in the event that they are employed by the Company at age 65 (the “Salary Continuation Plans”). Attributed costs of the personal benefits described above for the named executive officers for the fiscal year ended December 31, 2007, are discussed in footnote (1) and included in column (i) of the “Summary Compensation Table.”

The Compensation Committee believes that the Death Benefit and Salary Continuation Plans are significant factors in:

•	enabling the Company to retain its named executive officers;

•	encouraging our named executive officers to render outstanding service; and

•	maintaining competitive levels of total compensation.

Perquisites and Other Personal Benefits

The Company and the Compensation Committee believe that perquisites are necessary and appropriate parts of total compensation that contribute to our ability to attract and retain superior executives. Accordingly, the Company and the Compensation Committee provided a limited number of perquisites that are reasonable and consistent with our overall compensation program. The Compensation Committee periodically reviews the levels of perquisites provided to the named executive officers. We currently provide the named executive officers with the use of our automobiles, provide cell phones that are used primarily for business purposes, and pay the country club dues for certain of the executive officers. The executive officers are expected to use the country club in large part for business purposes.

Severance Agreements

We have entered into Change of Control Severance Agreements with certain key employees, including the named executive officers. The Severance Agreements are designed to promote stability and continuity of senior management. Information regarding applicable payments under such agreements for the named executive officers is provided under the heading “Potential Payments Upon Termination or Change-In-Control.”

Employment Agreement

We have no employment agreements with our named executive officers, except with Jack E. Golsen, our Chief Executive Officer. The terms of Mr. Golsen’s employment agreement are described below under “Employment Agreement.” We believe that Mr. Golsen’s employment agreement promotes stability in our senior management and encourages Mr. Golsen to provide superior service to us. The current term of the Employment Agreement expires March 21, 2011.

Ownership Guidelines

At this time, we have not established any guidelines which require our executive officers to acquire and hold our common stock. However, our named executive officers have historically acquired and maintained a significant ownership position in our common stock.

Tax and Accounting Implications

Deductibility of Executive Compensation - As part of its role, the Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that the Company may not deduct compensation of more than $1,000,000 that is paid to certain individuals. We believe that compensation paid to the named executive officers is fully deductible for federal income tax purposes. For 2007, there was no payment of compensation in excess of $1,000,000 for any named executive officer. However, in 2007, certain of our executive officers exercised nonqualified stock options for the purchase of shares of our common stock, which nonqualified stock options were not approved by our stockholders. Shareholder approval was not required at the time of the grants of such nonqualified options. Because the value realized upon the exercise of the non-stockholder approved nonqualified options may be included in determining whether compensation in excess of $1,000,000 was paid for purposes of Section 162(m), we believe that a portion of such value realized may not be deductible by the Company for federal income tax purposes. See the “Options Exercised in 2007” table on page 22.

In addition, the Company owns certain life insurance policies on the life of Jack E. Golsen and, under the terms of the 2005 Agreement, is required to pay $2.5 million of the death benefit under such policies to Mr. Golsen’s designated beneficiaries. If the portion of the related insurance premium paid by the Company with respect to the $2.5 million death benefit is required to be included in Mr. Golsen’s compensation for purposes of Section 162(m), then to the extent such portion of the premiums causes Mr. Golsen’s total compensation to exceed $1,000,0000 for purposes of Section 162(m), such excess may not be deductible by the Company. See “Summary Compensation Table” and “2005 Agreement.”

Accounting for Stock-Based Compensation – Beginning on January 1, 2006, the Company began accounting for stock-based payments, including its incentive and nonqualified stock options in accordance with the requirements of SFAS 123(R).

Compensation and Stock Option Committee Report

The Compensation and Stock Option Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation and Stock Option Committee recommended to the Board that the Compensation Discussion and Analysis be included herein.

Submitted by the Compensation and Stock Option Committee of the Company’s Board of Directors.

Charles A. Burtch

Bernard G. Ille

Horace G. Rhodes

The following table summarizes the total compensation paid or earned by each of the named executive officers for the fiscal year ended December 31, 2007.

Summary Compensation Table

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (1)	Total ($)
Jack E. Golsen, Chairman of the Board of Directors and Chief Executive Officer	2007	523,400	50,000	—	—	—	—	645,010	1,218,410
	2006	497,400	—	—		—	—	615,168	1,112,568

Tony M. Shelby, Executive Vice President of Finance and Chief Financial Officer	2007	255,000	90,000	—	—	—	—	22,773	367,773
	2006	245,000	40,000	—	—	—	—	22,428	307,428

Barry H. Golsen, Vice Chairman of the Board of Directors, President, and President of the Climate Control Business	2007	433,100	100,000	—	—	—	—	22,191	555,291
	2006	413,600	40,000	—	—	—	—	9,515	463,115

David R. Goss, Executive Vice President of Operations	2007	240,500	55,000	—	—	—	—	12,361	307,861
	2006	233,000	35,000	—	—	—	—	14,146	282,146

David M. Shear, Senior Vice President and General Counsel	2007	240,000	75,000	—	—	—	—	9,961	324,961
	2006	225,000	35,000	—	—	—	—	4,628	264,628

(1)	As discussed below under “1981 Agreements” and “2005 Agreement,” the Company entered into individual death benefit agreements in 1981 and a death benefit agreement in 2005. Reported compensation for the death benefit under these agreements is the greater of:

•	the expense incurred associated with our accrued death benefit liability; or

•	the prorata portion of life insurance premium expense to fund the undiscounted death benefit.

Amounts accrued under these agreements are not paid until the death of the named executive officer.

As discussed below under “1992 Agreements”, the Company entered into benefit agreements in 1992 which include a death benefit until the employee reaches age 65 or benefits for life commencing when the employee reaches age 65. Compensation for these benefits is the greater of:

•	the expense incurred associated with our accrued benefit liability or

•	the prorata portion of life insurance premium expense to fund the undiscounted death benefit.

The amounts set forth under “All Other Compensation” are comprised of compensation relating to these agreements and perquisites for 2007 as follows:

	1981 Agreements	1992 Agreements	2005 Agreement	Other (1)	Total
Jack E. Golsen	$194,982	$—	$444,047	$5,981	$645,010
Tony M. Shelby	$7,250	$8,201	$—	$7,322	$22,773
Barry H. Golsen	$4,655	$2,745	$—	$4,791	$22,191
David R. Goss	$8,510	$416	$—	$3,435	$12,361
David M. Shear	$—	$6,258	$—	$3,703	$9,961

(1)	Amount relates to the personal use of automobiles, cell phones and country club dues.

The Company did not grant plan-based awards to the named executive officers during 2007 or 2006.

Employment Agreement

We have an employment agreement with Jack E. Golsen, which requires the Company to employ Mr. Golsen as an executive officer of the Company. The employment agreement may be terminated by either party by written notice at least one year prior to the expiration of the then current term. The current term of the employment agreement expires March 21, 2011, but will be automatically renewed for up to three additional three-year periods. Under the terms of such employment agreement, Mr. Golsen shall:

•

be paid an annual base salary at his 1995 base rate, as adjusted from time to time by the Compensation and Stock Option Committee, but such shall never be adjusted to an amount less than Mr. Golsen’s 1995 base salary,

•	be paid an annual bonus in an amount as determined by the Compensation and Stock Option Committee, and

•	receive from the Company certain other fringe benefits (vacation; health and disability insurance).

The employment agreement provides that Mr. Golsen’s employment may not be terminated, except:

•	upon conviction of a felony involving moral turpitude after all appeals have been exhausted (“Conviction”),

•

Mr. Golsen’s serious, willful, gross misconduct or willful, gross negligence of duties resulting in material damage to the Company and its subsidiaries, taken as a whole, unless Mr. Golsen believed, in good faith, that such action or failure to act was in the Company’s or its subsidiaries’ best interest (“Misconduct”), and

•	Mr. Golsen’s death.

However, no termination for a Conviction or Misconduct may occur unless and until the Company has delivered to Mr. Golsen a resolution duly adopted by an affirmative vote of three-fourths of the entire membership of the Board of Directors at a meeting called for such purpose after reasonable notice given to Mr. Golsen finding, in good faith, that Mr. Golsen violated such item.

If Mr. Golsen’s employment is terminated for reasons other than due to a Conviction or Misconduct, then he shall, pursuant to the employment agreement, in addition to his other rights and remedies, receive and the Company shall pay to Mr. Golsen:

•

a cash payment, on the date of termination, a sum equal to the amount of Mr. Golsen’s annual base salary at the time of such termination and the amount of the last bonus paid to Mr. Golsen prior to such termination times the number of years remaining under the then current term of the employment agreement, and

•

provide to Mr. Golsen all of the fringe benefits that the Company was obligated to provide during his employment under the employment agreement for the remainder of the term of the employment agreement.

If there is a change in control (as defined in the severance agreement between Mr. Golsen and the Company as discussed below under “Severance Agreements”) and within 24 months after such change in control Mr. Golsen is terminated, other than for Cause (as defined in the severance agreement), then in such event, the severance agreement between Mr. Golsen and the Company shall be controlling.

In the event Mr. Golsen becomes disabled and is not able to perform his duties under the employment agreement as a result thereof for a period of 12 consecutive months within any two-year period, the Company shall pay Mr. Golsen his full salary for the remainder of the term of the employment agreement and thereafter 60% of such salary until Mr. Golsen’s death.

1981 Agreements

During 1981, the Company entered into individual death benefit agreements (the “1981 Agreements”) with certain key employees (including certain of the named executive officers). As relating to the named executive officers, under the 1981 Agreements, the designated beneficiary of the officer will receive a monthly benefit for a period of 10 years if the officer dies while in the employment of the Company or a wholly-owned subsidiary of the Company. The 1981 Agreements provide that the Company may terminate the agreement as to any officer at anytime prior to the officer’s death. The Company has purchased life insurance on the life of each officer covered under the 1981 Agreements to provide a source of funds for the Company’s obligations under the 1981 Agreements. The Company is the owner and sole beneficiary of each of the insurance policies and the proceeds are payable to the Company upon the death of the officer.

The following table sets forth the amounts of annual benefits payable to the designated beneficiary or beneficiaries of the named executive officer’s under the 1981 Agreements.

Name of Individual	Amount of Annual Payment
Jack E. Golsen	$175,000
Tony M. Shelby	$35,000
Barry H. Golsen	$30,000
David R. Goss	$35,000

1992 Agreements

During 1992, the Company entered into individual benefit agreements with certain key employees of the Company and its subsidiaries (including certain of the named executive officers) to provide compensation to such individuals in the event that they are employed by the Company or a subsidiary of the Company at age 65 (the “1992 Agreements”). As relating to the named executive officers, under the 1992 Agreements, the officer is eligible to receive a designated benefit (“Benefit”) as set forth in the 1992 Agreements. The officer will receive the Benefit beginning at the age 65 for the remainder of the officer’s life. If prior to attaining the age 65, the officer dies while in the employment of the Company or a subsidiary of the Company, the designated beneficiary of the officer will receive a monthly benefit (“Death Benefit”) for a period of ten years. The 1992 Agreements provide that the Company may terminate the agreement as to any officer at any time and for any reason prior to the death of the officer. The Company has purchased insurance on the life of each officer covered under the 1992 Agreements. The Company is the owner and sole beneficiary of each insurance policy, and the proceeds are payable to the Company to provide a source of funds for the Company’s obligations under the 1992 Agreements. Under the terms of the 1992 Agreements, if the officer becomes incapacitated prior to retirement or prior to reaching age 65, the officer may request the Company to cash-in any life insurance on the life of such officer purchased to fund the Company’s obligations under the 1992 Agreements. Jack E. Golsen does not participate in the 1992

Agreements. The following table sets forth the amounts of annual benefits payable to the named executive officers under the 1992 Agreements and the net cash surrender value of the associated life insurance policies at December 31, 2007.

Name of Individual	Amount of Annual Benefit	Amount of Annual Death Benefit	Amount of Net Cash Surrender Value
Jack E. Golsen	N/A	N/A	N/A
Tony M. Shelby	$15,605	N/A	$—
Barry H. Golsen	$17,480	$11,596	$25,885
David R. Goss	$17,403	N/A	$44,926
David M. Shear	$17,822	$7,957	$—

2005 Agreement

During 2005, the Company entered into a death benefit agreement (“2005 Agreement”) with Jack E. Golsen. This agreement replaced existing benefits that were payable to Mr. Golsen under a split dollar insurance policy purchased by the Company on Mr. Golsen’s life in 1996 and a second policy purchased in 2002. The 2005 Agreement provides that, upon Mr. Golsen’s death, the Company will pay to Mr. Golsen’s family or designated beneficiary $2.5 million to be funded from the net proceeds received by the Company under certain life insurance policies on Mr. Golsen’s life that were purchased and are owned by the Company. The life insurance policies provide an aggregate stated death benefit to the Company, as beneficiary, of $7 million. The 2005 Agreement requires that the Company is obligated to keep in existence no less than $2.5 million of the stated death benefit.

401(k) Plan

We maintain the LSB Industries, Inc. Savings Incentive Plan (the “401(k) Plan”) for the employees (including the named executive officers) of the Company and its subsidiaries, excluding employees covered under union agreements and certain other employees. As relating to the named executive officers, the 401(k) Plan is funded by the officer’s contributions. The Company and its subsidiaries make no contributions to the 401(k) Plan for any of the named executive officers. The amount that an officer may contribute to the 401(k) Plan equals a certain percentage of the employee’s compensation, with the percentage based on the officer’s income and certain other criteria as required under Section 401(k) of the Internal Revenue Code. The Company or subsidiary deducts the amounts contributed to the 401(k) Plan from the officer’s compensation each pay period, in accordance with the officer’s instructions, and pays the amount into the 401(k) Plan for the officer’s benefit. The salary and bonus set forth in the Summary Compensation Table above include any amounts contributed during the 2007 and 2006 fiscal years pursuant to the 401(k) Plan by the named executive officers.

Outstanding Equity Awards At December 31, 2007

(a)	Options Awards(1)
	(b)	(c)	(d)	(e)	(f)
Name	Number of Securities Underlying Unexercised Options Exercisable(2)	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($)	Option Expiration Date(2)
Jack E. Golsen	—	—	—	—	—
Tony M. Shelby	100,000 15,000	— —	— —	1.25 2.73	7/8/2009 11/29/2011
Barry H. Golsen	55,000 11,250	— —	— —	1.25 2.73	7/8/2009 11/29/2011
David R. Goss	100,000 15,000	— —	— —	1.25 2.73	7/8/2009 11/29/2011
David M. Shear	50,544 15,000	— —	— —	1.25 2.73	7/8/2009 11/29/2011

(1)	There were no unvested stock awards at December 31, 2007.

(2)	Options expiring on July 8, 2009 were granted on July 8, 1999, and were fully vested on July 7, 2003. Options expiring on November 29, 2011, were granted on November 29, 2001 and were fully vested on November 28, 2005.

Options Exercised in 2007(1)

(a)	Option Awards
	(b)	(c)
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise ($)
Jack E. Golsen	176,500	3,854,760
Tony M. Shelby	—	—
Barry H. Golsen	—	—
David R. Goss	—	—
David M. Shear	35,000	810,980

(1)	There were no stock awards that vested in 2007

Severance Agreements

We have entered into severance agreements with each of the named executive officers and certain other officers. Each severance agreement provides (among other things) that if, within 24 months after the occurrence of a change in control (as defined) of the Company, the Company terminates the officer’s employment other than for cause (as defined), or the officer terminates his employment for good reason (as defined), the Company must pay the officer an amount equal to 2.9 times the officer’s base amount (as defined). The phrase “base amount” means the average annual gross compensation paid by the Company to the officer and includable in the officer’s gross income during the most recent five year period immediately preceding the change in control. If the officer has been employed by the Company for less than five years, the base amount is calculated with respect to the most recent number of taxable years ending before the change in control that the officer worked for the Company.

The severance agreements provide that a “change in control” means a change in control of the Company of a nature that would require the filing of a Form 8-K with the SEC and, in any event, would mean when:

•

any individual, firm, corporation, entity, or group (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) becomes the beneficial owner, directly or indirectly, of 30% or more of the combined voting power of the Company’s outstanding voting securities having the right to vote for the election of directors, except acquisitions by:

•	any person, firm, corporation, entity, or group which, as of the date of the severance agreement, has that ownership, or

•

Jack E. Golsen, his wife; his children and the spouses of his children; his estate; executor or administrator of any estate, guardian or custodian for Jack E. Golsen, his wife, his children, or the spouses of his children, any corporation, trust, partnership, or other entity of which Jack E. Golsen, his wife, children, or the spouses of his children own at least 80% of the outstanding beneficial voting or equity interests, directly or indirectly, either by any one or more of the above-described persons, entities, or estates; and certain affiliates and associates of any of the above-described persons, entities, or estates;

•

individuals who, as of the date of the severance agreement, constitute the Board of Directors of the Company (the “Incumbent Board”) and who cease for any reason to constitute a majority of the Board of Directors except that any person becoming a director subsequent to the date of the severance agreement, whose election or nomination for election is approved by a majority of the Incumbent Board (with certain limited exceptions), will constitute a member of the Incumbent Board; or

•	the sale by the Company of all or substantially all of its assets.

Except for the severance agreement with Jack E. Golsen, the termination of an officer’s employment with the Company “for cause” means termination because of:

•	the mental or physical disability from performing the officer’s duties for a period of 120 consecutive days or one hundred eighty days (even though not consecutive) within a 360 day period;

•	the conviction of a felony;

•	the embezzlement by the officer of Company assets resulting in substantial personal enrichment of the officer at the expense of the Company; or

•

the willful failure (when not mentally or physically disabled) to follow a direct written order from the Company’s Board of Directors within the reasonable scope of the officer’s duties performed during the 60 day period prior to the change in control.

The definition of “Cause” contained in the severance agreement with Jack E. Golsen means termination because of:

•	the conviction of Mr. Golsen of a felony involving moral turpitude after all appeals have been completed; or

•	if due to Mr. Golsen’s serious, willful, gross misconduct or willful, gross neglect of his duties has resulted in material damages to the Company and its subsidiaries, taken as a whole, provided that:

•

no action or failure to act by Mr. Golsen will constitute a reason for termination if he believed, in good faith, that such action or failure to act was in the Company’s or its subsidiaries’ best interest, and

•	failure of Mr. Golsen to perform his duties hereunder due to disability shall not be considered willful, gross misconduct or willful, gross negligence of his duties for any purpose.

The termination of an officer’s employment with the Company for “good reason” means termination because of:

•

the assignment to the officer of duties inconsistent with the officer’s position, authority, duties, or responsibilities during the 60 day period immediately preceding the change in control of the Company or any other action which results in the diminishment of those duties, position, authority, or responsibilities;

•	the relocation of the officer;

•	any purported termination by the Company of the officer’s employment with the Company otherwise than as permitted by the severance agreement; or

•

in the event of a change in control of the Company, the failure of the successor or parent company to agree, in form and substance satisfactory to the officer, to assume (as to a successor) or guarantee (as to a parent) the severance agreement as if no change in control had occurred.

Except for the severance agreement with Jack E. Golsen, each severance agreement runs until the earlier of: (a) three years after the date of the severance agreement, or (b) the officer’s normal retirement date from the Company; however, beginning on the first anniversary of the severance agreement and on each annual anniversary thereafter, the term of the severance agreement automatically extends for an additional one-year period, unless the Company gives notice otherwise at least 60 days prior to the anniversary date. The severance agreement with Jack E. Golsen is effective for a period of three years from the date of the severance agreement; except that, commencing on the date one year after the date of such severance agreement and on each anniversary thereafter, the term of such severance agreement shall be automatically extended so as to terminate three years from such renewal date, unless the Company gives notices otherwise at least one year prior to the renewal date.

Potential Payments Upon Termination or Change-In-Control(1)

The following table reflects the amount that would have been payable to each of the named executive officers under the applicable severance agreement if the respective trigger event had occurred on December 31, 2007.

Severance Pay Trigger Event

Name and Executive Benefit and Payments Upon Separation	Voluntary Termination ($)	Involuntary Other Than For Cause Termination ($)	Involuntary For Cause Termination ($)	Involuntary Other Than For Cause Termination - Change of Control ($)	Voluntary For Good Reason Termination - Change of Control ($)	Disability/ Incapacitation ($)	Death ($)
Jack E. Golsen:
Salary	—	1,701,050	—	1,521,866	1,521,866	3,318,356	—
Bonus	—	162,500	—	—	—	—	—
Death Benefits	—	—	—	—	—	—	4,250,000
Other	—	58,300	—	—	—	—	58,300
Tony M. Shelby:
Salary	—	—	—	819,890	819,890	—	—
Death Benefits	—	—	—	—	—	—	350,000
Other	271,205	—	—	—	—	—	—
Barry H. Golsen:
Salary	—	—	—	1,325,075	1,325,075	—	—
Death Benefits	—	—	—	—	—	—	415,962
David R. Goss:
Salary	—	—	—	785,087	785,087	—	—
Death Benefits	—	—	—	—	—	—	350,000
Other	268,538	—	—	—	—	—	—
David M. Shear:
Salary	—	—	—	728,023	728,023	—	—
Death Benefits	—	—	—	—	—	—	79,568

(1)	This amount does not include the amount realizable under outstanding stock options granted to the named executive officers, all of which are fully vested. See “Outstanding Equity Awards at December 31, 2007.”

Compensation of Directors

In 2007, we compensated our non-employee directors for their services as directors on our Board. Certain non-employee directors also served on the Board of Directors of our subsidiary, ThermaClime, without additional compensation. Directors who are employees of the Company receive no compensation for their services as directors.

The following table summarizes the compensation paid by us to our non-employee directors during the year end December 31, 2007. Messrs. Perry and Butkin became directors on August 16, 2007. Messrs. Donovan and Ford’s service as directors terminated on August 21, 2007.

Director Compensation Table

(a)	(b)	(h)
Name	Fees Earned or Paid in Cash ($) (1)	Total ($)
Raymond B. Ackerman	37,500	37,500
Robert C. Brown, M.D.	37,500	37,500
Charles A. Burtch	37,000	37,000
Robert A. Butkin	20,378	20,378
Grant J. Donovan	12,000	12,000
N. Allen Ford	12,000	12,000
Bernard G. Ille	37,500	37,500
Donald W. Munson	37,500	37,500
Ronald V. Perry	20,378	20,378
Horace G. Rhodes	37,500	37,500
John A. Shelley	37,500	37,500

(1)	This amount includes as to each director, an annual fee of $10,000 for services as a director ($3,753 each for Mr. Butkin and Mr. Perry who began serving in August 2007) and $500 for each Board meeting attended during 2007. This amount also includes the following fees earned during 2007:

•	Mr. Ackerman received $25,000 for his services on the Audit Committee and Public Relations and Marketing Committee.

•	Dr. Brown received $25,000 for his services on the Benefits and Programs Committee.

•	Mr. Burtch received $25,000 for his services on the Audit Committee and Compensation and Stock Option Committee.

•	Mr. Butkin received $15,625 for his services on the Business Development Committee.

•	Mr. Ille received $25,000 for his services on the Audit Committee, Compensation and Stock Option Committee and Public Relations and Marketing Committee.

•	Mr. Munson received $25,000 for his services on the Business Development Committee.

•	Mr. Perry received $15,625 for his services on the Public Relations and Marketing Committee.

•	Mr. Rhodes received $25,000 for his services on the Audit Committee and Compensation and Stock Option Committee.

•	Mr. Shelley received $25,000 for his services on the Public Relations and Marketing Committee.

(2)	There were no other equity or non-equity compensation awarded related to directorships.

Compensation Committee Interlocks and Insider Participation

The Compensation and Stock Option Committee has the authority to set the compensation of all of our officers. This Committee generally considers and approves the recommendations of the Chief Executive Officer. The Chief Executive Officer does not make a recommendation regarding his own salary, and does not make any recommendation as to the President’s salary. The members of the Compensation and Stock Option Committee are the following non-employee directors: Charles A. Burtch, Bernard G. Ille and Horace G. Rhodes. Neither Mr. Burtch, Mr. Ille or Mr. Rhodes is, or ever has been, an officer or employee of the Company or any of its subsidiaries.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth the information as of December 31, 2007, with respect to our equity compensation plans.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by stockholders (1)	935,404	$4.56	303,000
Equity compensation plans not approved by stockholders (2)	438,500	$1.78	—

Total	1,373,904	$3.67	303,000

(1)	Stock Options Receiving Stockholders’ Approval in 2007 As previously reported, on June 19, 2006, the Compensation and Stock Option Committee granted non-qualified stock options for the purchase of up to 450,000 shares of common stock (the “Options”) to certain Climate Control Business employees which were subject to shareholders’ approval. These Options were approved by our shareholders on June 14, 2007. The option exercise price of the Options is $8.01 per share, which is based on the market value of our common stock on the date the Options were granted. The Options vest over a ten-year period at a rate of 10% per year, and expire on September 16, 2016 with certain restrictions. Under SFAS 123(R), the fair value for the Options was estimated, using an option pricing model, as of the date we received shareholders’ approval which occurred during our 2007 annual shareholders’ meeting on June 14, 2007. Under SFAS 123(R) for accounting purposes, the grant date and service inception date is June 14, 2007.

As previously reported, the total fair value for the Options was estimated to be approximately $6.9 million, or $15.39 per share, using a Black-Scholes-Merton option pricing model. As of June 14, 2007, we began amortizing the total estimated fair value of the Options to SG&A which will continue through June 2016 (the remaining vesting period). As a result, we incurred stock-based compensation expense of $0.4 million for 2007.

(2)	Non-Stockholder Approved Plans From time to time, the Compensation Committee and/or the Board of Directors has approved the grants of certain nonqualified stock options as the Board has determined to be in our best interest to compensate directors, officers, or employees for service to the Company. Unless otherwise indicated below, the price of each such option is equal to the market value of our common stock at the date of grant and each option expires ten years from the grant date. All outstanding options under these plans were exercisable at December 31, 2007.

The equity compensation plans, which have not been approved by the stockholders, are the following:

•

Effective December 1, 2002, we granted nonqualified options to purchase up to an aggregate 112,000 shares of common stock to former employees of two former subsidiaries. These options were part of the employees’ severance compensation arising from the sale of the former subsidiaries’ assets. Each recipient of a grant received options for the same number of shares and having the same exercise price as under the recipient’s vested incentive stock options which expired upon the sale. Each nonqualified option was exercisable as of the date of grant and has a term of ten years from the original date of grant. As of December 31, 2007, 3,000 shares are issuable at an exercise price of $4.188 per share and expire April 22, 2008.

•

On November 7, 2002, we granted to an employee of the Company a nonqualified stock option to acquire 50,000 shares of common stock in consideration of services rendered to the Company. As of December 31, 2007, 10,000 shares are issuable at an exercise price of $2.62 per share.

•

On November 29, 2001, we granted to employees of the Company nonqualified stock options to acquire 102,500 shares of common stock in consideration of services to the Company. As of December 31, 2007, 22,500 shares are issuable at an exercise price of $2.73 per share.

•

On July 20, 2000, we granted nonqualified options to a former employee of the Company to acquire 185,000 shares of common stock in consideration of services to the Company. As of December 31, 2007, 100,000 shares are issuable under the following options: 60,000 shares at $1.375 and 40,000 shares at $1.25. These options were for the same number of shares and the same exercise prices as under the stock options held by the former employee prior to leaving the Company. These options were fully vested at the date of grant and expire nine years from the date of grant.

•

On July 8, 1999, in consideration of services to the Company, we granted nonqualified stock options to acquire 371,500 shares of common stock at an exercise price of $1.25 per share to Jack E. Golsen (176,500 shares), Barry H. Golsen (55,000 shares) and Steven J. Golsen (35,000 shares), David R. Goss (35,000 shares), Tony M. Shelby (35,000 shares), and David M. Shear (35,000 shares) and also granted to certain other employees nonqualified stock options to acquire a total of 165,000 shares of common stock at an exercise price of $1.25 per share in consideration of services to the Company. As of December 31, 2007, 245,000 shares are issuable.

•

On April 22, 1998, we granted to certain employees nonqualified stock options to acquire shares of common stock at an exercise price of $4.188 per share in consideration of services to the Company. As of December 31, 2007, 58,000 shares are issuable under outstanding options under these agreements.

Security Ownership of Certain Beneficial Owners

The following table sets forth certain information as of April 15, 2008, regarding the ownership of our voting common stock and voting preferred stock by each person (including any “group” as used in Section 13(d)(3) of the Securities Act of 1934, as amended) that we know to be beneficial owner of more than 5% of our voting common stock or voting preferred stock. A person is deemed to be the beneficial owner of shares of the Company which he or she could acquire within 60 days of April 15, 2008.

Name and Address of Beneficial Owner	Title of Class	Amounts of Shares Beneficially owned (1)		Percent of Class+
Jack E. Golsen and certain members of his family (2)	Common Voting Preferred	4,428,909 1,020,000	(3)(4) (5)	20.0 99.9	% %
Winslow Management Company LLC 99 High Street, 12th Floor Boston, MA 02110	Common	1,299,708		6.1%
O’Shaughnessy Asset Management, LLC 6 Suburban Avenue Stamford, CT 06901	Common	1,105,253		5.2%

+	Because of the requirements of the SEC as to the method of determining the amount of shares an individual or entity may own beneficially, the amount shown for an individual may include shares also considered beneficially owned by others. Any shares of stock which a person does not own, but which he or she has the right to acquire within 60 days of April 15, 2008 are deemed to be outstanding for the purpose of computing the percentage of outstanding stock of the class owned by such person but are not deemed to be outstanding for the purpose of computing the percentage of the class owned by any other person. As of April 15, 2008, 21,185,292 shares of our common stock (excluding 3,648,518 shares held in treasury) were outstanding.

(1)	We based the information with respect to beneficial ownership on information furnished by the above-named individuals or entities or contained in filings made with the Securities and Exchange Commission or the Company’s records.

(2)	Includes (a) Jack E. Golsen (“J. Golsen”) and the following members of his family: wife, Sylvia H. Golsen; son, Barry H. Golsen (“B. Golsen”) (a director, Vice Chairman of the Board of Directors, and President of the Company and its climate control business); son, Steven J. Golsen (“S. Golsen”) (executive officer of several subsidiaries of the Company); (b) Golsen Family L.L.C. (“LLC”) which is wholly-owned by J. Golsen (45.92% owner), Sylvia H. Golsen (45.92% owner), B. Golsen (2.72% owner), S. Golsen (2.72% owner), and Linda F. Rappaport (2.72% owner and daughter of J. Golsen (“L. Rappaport”)); and (c) SBL Corporation (“SBL”) which is wholly-owned by the LLC (49% owner), B. Golsen (17% owner), S. Golsen (17% owner), and L. Rappaport (17% owner). J Golsen and Sylvia H. Golsen are the managers of the LLC and share voting and dispositive power over the shares beneficially owned by the LLC. J. Golsen and B. Golsen as the only directors and officers of SBL share the voting and dispositive power of the shares beneficially owned by SBL and its wholly owned subsidiary, Golsen Petroleum Corp (“GPC”). The address of Jack E. Golsen, Sylvia H. Golsen, and Barry H. Golsen is 16 South Pennsylvania Avenue, Oklahoma City, Oklahoma 73107; and Steven J. Golsen’s address is 7300 SW 44th Street, Oklahoma City, Oklahoma 73179. SBL’s address is 16 South Pennsylvania Avenue, Oklahoma City, Oklahoma 73107. J. Golsen, Sylvia H. Golsen, B. Golsen, S. Golsen, the LLC, SBL, and GPC and entities controlled by the foregoing are referred to as the “Golsen Group”). L. Rappaport is not a member of the Golsen Group.

(3)	Includes (a) the following shares over which J. Golsen has the sole voting and dispositive power: (i) 4,000 shares that he has the right to acquire upon conversion of a promissory note; (ii) 263,320 shares of common stock owned of record by certain trusts for the benefit of B. Golsen, S. Golsen and L. Rappaport over which J. Golsen is the trustee of each of these trusts; and (iii) 198,006 shares held in certain trusts for the grandchildren and great grandchildren of J. Golsen and Sylvia H. Golsen over which J. Golsen is the trustee; (b) 667,276 shares owned of record by the LLC and 133,333 shares that the LLC has the right to acquire upon the conversion of 4,000 shares of the Series B Preferred owned of record by the LLC; (c) 296,639 shares over which B. Golsen has the sole voting and dispositive power, 533 shares owned of record by B. Golsen’s wife, over which he shares the voting and dispositive power, and 11,250 shares that he has the right to acquire within the next 60 days under the Company’s stock option plans; (d) 263,915 shares over which S. Golsen has the sole voting and dispositive power and 11,250 shares that he has the right to acquire within the next 60 days under the Company’s stock option plans; (e) 1,512,099 shares owned of record by SBL, 400,000 shares that SBL has the right to acquire upon conversion of 12,000 shares of Series B Preferred owned of record by SBL, and 250,000 shares that SBL has to right to acquire upon conversion of 1,000,000 shares of the Series D Preferred owned of record by SBL; and (f) 283,955 shares owned of record by GPC, which is a wholly-owned subsidiary of SBL, and 133,333 shares that GPC has the right to acquire upon conversion of 4,000 shares of Series B Preferred owned of record by GPC. See “Certain Relationships and Related Transactions and Director Independence.”

(4)	J. Golsen and Sylvia H. Golsen disclaim beneficial ownership of the shares over which B. Golsen and S. Golsen each have sole voting and investment power. Sylvia H. Golsen, B. Golsen and S. Golsen disclaim beneficial ownership of the shares that J. Golsen has sole voting and investment power over as noted in footnote (3)(a) above. B. Golsen and S. Golsen disclaim beneficial ownership of the shares owned of record by the LLC, except to the extent of their respective pecuniary interest therein. S. Golsen disclaims beneficial ownership of the shares owned of record by SBL and GPC and all shares beneficially owned by SBL through the LLC, except to the extent of his pecuniary interest therein.

(5)	Includes: (a) 4,000 shares of Series B Preferred owned of record by the LLC; (b) 12,000 shares of Series B Preferred owned of record by SBL; (c) 4,000 shares Series B Preferred owned of record by SBL’s wholly-owned subsidiary, GPC, over which SBL, J. Golsen, and B. Golsen share the voting and dispositive power; and (d) 1,000,000 shares of Series D Preferred owned of record by SBL.

Security Ownership of Management

The following table sets forth certain information obtained from our directors and our directors and executive officers as a group as to their beneficial ownership of our voting common stock and voting preferred stock as of April 15, 2008.

Name of Beneficial Owner	Title of Class	Amount of Shares Beneficially Owned (1)		Percent of Class+
Raymond B. Ackerman	Common	16,450	(2)	*
Robert C. Brown, M.D.	Common	130,329	(3)	*
Charles A. Burtch	Common	9,000	(4)	*
Robert A. Butkin(5)	Common	400	(5)	*
Barry H. Golsen	Common Voting Preferred	3,688,418 1,020,000	(6) (7)	16.7 99.9	% %
Jack E. Golsen	Common Voting Preferred	3,845,322 1,020,000	(7) (7)	17.4 99.9	% %
David R. Goss	Common	251,594	(8)	1.2%
Bernard G. Ille	Common	35,000	(9)	*
Jim D. Jones	Common	150,252	(10)	*
Donald W. Munson	Common	6,740	(11)	*
Ronald V. Perry (12)	Common	—		—
Horace G. Rhodes	Common	16,500	(13)	*
David M. Shear	Common	105,581	(14)	*
Tony M. Shelby	Common	245,810	(15)	1.2%
John A. Shelley	Common	2,600	(16)	*
Directors and Executive Officers as a group number (15 persons)	Common Voting Preferred	5,124,000 1,020,000	(17)	22.8 99.9	% %

*	Less than 1%.

+	See footnote “+” to the table under “Security Ownership of Certain Beneficial Owners.”

(1)	We based the information, with respect to beneficial ownership, on information furnished by each director or officer, contained in filings made with the SEC, or contained in our records.

(2)	This amount includes (a) 15,000 shares held by a revocable trust over which Mr. Ackerman’s wife has voting and dispositive power and (b) 1,450 shares held by a revocable trust over which Mr. Ackerman has voting and dispositive power.

(3)

The amount includes (a) 59,516 shares are held in a joint account owned by a trust, of which Dr. Brown’s wife is the trustee, and by a trust, of which Dr. Brown is the trustee. As trustees, Dr. Brown and his wife share voting and dispositive power over these shares, (b) 50,727 shares owned by Robert C. Brown, M.D in a corporation wholly-owed by Dr. Brown and (c) 20,086 shares held by the Robert C. Brown, M.D Inc. Employee Profit Savings Plan, of which Dr. Brown serves as the trustee. Dr. Brown has sole voting and dispositive power over the shares described in (b) and (c). The amount shown does not include shares owned directly, or through trusts, by the children of Dr. Brown and the son-in-law of Dr. Brown, David M. Shear, all of which Dr. Brown disclaims beneficial ownership.

(4)	Mr. Burtch has sole voting and dispositive power over these shares.

(5)	These shares are held in certain trusts over which Mr. Butkin has voting and dispositive power. Mr. Butkin was appointed to our board of directors on August 16, 2007.

(6)	See footnotes (3), (4), and (5) of the table under “Security Ownership of Certain Beneficial Owners” for a description of the amount and nature of the shares beneficially owned by B. Golsen.

(7)	See footnotes (3), (4), and (5) of the table under “Security Ownership of Certain Beneficial Owners” for a description of the amount and nature of the shares beneficially owned by J. Golsen.

(8)	Mr. Goss has the sole voting and dispositive power over these shares, which include 600 shares held in a trust of which Mr. Goss is trustee and 115,000 shares that Mr. Goss has the right to acquire pursuant to currently exercisable stock options granted under our stock option plans.

(9)	The amount includes (a) 25,000 shares of common stock, including 15,000 shares that Mr. Ille may purchase pursuant to currently exercisable non-qualified stock options, over which Mr. Ille has the sole voting and dispositive power, and (b) 10,000 shares owned of record by Mr. Ille’s wife, voting and dispositive power of which are shared by Mr. Ille and his wife.

(10)	Mr. Jones and his wife share voting and dispositive power over these shares which include 115,000 shares that Mr. Jones has the right to acquire pursuant to currently exercisable stock options granted under our stock option plans.

(11)	Mr. Munson has the sole voting and dispositive power over these shares.

(12)	Mr. Perry was appointed to our board of directors on August 16, 2007.

(13)	The amount includes (a) 16,000 shares of common stock, including 15,000 shares that Mr. Rhodes may purchase pursuant to currently exercisable non-qualified stock options, over which Mr. Rhodes has the sole voting and dispositive power, and (b) 500 shares held by a revocable trust over which Mr. Rhodes’ wife has voting and dispositive power.

(14)	These shares are held in a joint account owned Mr. Shear’s revocable trust of which Mr. Shear is the trustee and by Mr. Shear’s spouse’s revocable trust of which his spouse is the trustee. As trustees, Mr. Shear and his wife share voting and dispositive power over these shares. This amount does not include, and Mr. Shear disclaims beneficial ownership of, the shares beneficially owned by Mr. Shear’s wife, which consist of 22,988 shares, the beneficial ownership of which is disclaimed by her, that are held by trusts of which she is the trustee.

(15)	Mr. Shelby has the sole voting and dispositive power over these shares, which include 115,000 shares that Mr. Shelby has the right to acquire pursuant to currently exercisable stock options granted under our stock option plans.

(16)	Mr. Shelley has voting and dispositive power over these shares.

(17)	The shares of common stock include 386,250 shares of common stock that executive officers and directors have the right to acquire within 60 days under our stock option plans and 920,666 shares of common stock that executive officers, directors, or entities controlled by our executive officers and directors, have the right to acquire within 60 days under other convertible securities.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS,

AND DIRECTOR INDEPENDENCE

Family Relations

Jack E. Golsen is the father of Barry H. Golsen and the brother-in-law of Dr. Robert C. Brown. Dr. Robert C. Brown is the uncle of Barry H. Golsen. David M. Shear is the nephew by marriage to Jack E. Golsen and son-in-law of Dr. Robert C. Brown.

Policy as to Related Party Transaction

Pursuant to the Audit Committee Charter, adopted in 2003, our Audit Committee is to review any related party transactions involving any of our directors and executive officers. The following related party transactions were reviewed by the Audit Committee or the Board of Directors as a whole.

Related Party Transactions

Jayhawk

Jayhawk Capital Management, L.L.C., and certain of its affiliates (collectively, the “Jayhawk Group”), a former significant shareholder and affiliate, were participants to various investment transactions in certain issues of the Company’s debt and equity securities during the past several years, which both increased and decreased their ownership interest in the Company. During August 2007, the two directors appointed by the holders of our Series 2 Preferred were no longer eligible to serve on our board and as of December 31, 2007, the Jayhawk Group had decreased its ownership in our debt and equity securities to the level whereby they are no longer considered a related party. However, the Jayhawk Group was a participant in the following transactions related to our debt and equity securities during the period it was considered a related party:

During 2006, a member of the Jayhawk Group purchased $1,000,000 principal amount of the 2006 Debentures. In April 2007, the Jayhawk Group converted all of such 2006 Debentures into 141,040 shares of our common stock, at the conversion rate of 141.04 shares per $1,000 principal amount of 2006 Debentures (representing a conversion price of $7.09 per share pursuant to the Indenture covering the 2006 Debentures). During 2007, we paid the Jayhawk Group $70,000 of which $46,000 relates to interest earned on the 2006 Debentures and $24,000 relates to additional consideration paid to convert the 2006 Debentures.

On March 25, 2003, the Jayhawk Group purchased from us in a private placement pursuant to Rule 506 of Regulation D under the Securities Act, 450,000 shares of common stock and a warrant for the purchase of up to 112,500 shares of common stock at an exercise price of $3.49 per share. In connection with such sale, we entered into a Registration Rights Agreement with the Jayhawk Group, dated March 23, 2003. During 2007, the Jayhawk Group exercised the warrant and purchased 112,500 shares of our common stock at the exercise price of $3.49 per share. The aggregate 562,500 shares of common stock were registered for resale under the Form S-1 Registration Statement, No. 333-145721, declared effective by the SEC on November 19, 2007.

During November 2006, we entered into an agreement (the “Jayhawk Agreement”) with the Jayhawk Group. Under the Jayhawk Agreement, the Jayhawk Group agreed, that if we made an exchange or tender offer for the Series 2 Preferred, to tender 180,450 shares of the 346,662 shares of Series 2 Preferred owned by the Jayhawk Group upon certain conditions being met. The Jayhawk Agreement further provided that the Golsen Group would exchange or tender 26,467 shares of Series 2 Preferred beneficially owned by them, as a condition to the Jayhawk Group’s tender of 180,450 of its shares of Series 2 Preferred. Pursuant to the Jayhawk Agreement and the terms of our exchange tender offer, during March 2007, the Jayhawk Group and members of the Golsen Group tendered 180,450 and 26,467 shares, respectively, of Series 2 Preferred for 1,335,330 and 195,855 shares, respectively, of our common stock in our tender offer. As a result, we effectively settled the dividends in arrears totaling approximately $4.96 million, with $4.33 million relating to the Jayhawk Group and $0.63 million relating to the Golsen Group.

We received a letter, dated May 23, 2007, from a law firm representing a stockholder of ours demanding that we investigate potential short-swing profit liability under Section 16(b) of the Exchange Act of the Jayhawk Group. The stockholder alleged that the surrender by the Jayhawk Group of 180,450 shares of our Series 2 Preferred in our issuer exchange tender offer in March 2007 was a sale which was subject to Section 16 and matchable against prior purchases of Series 2 Preferred by the Jayhawk Group. The Jayhawk Group advised us that they do not believe that they are liable for short-swing profits under Section 16(b). The provisions of Section 16(b) provide that if we do not file a lawsuit against the Jayhawk Group in connection with these Section 16(b) allegations within 60 days from the date of the stockholder’s notice to us, then the stockholder may pursue a Section 16(b) short-swing profit claim on our behalf. After completion of the investigation of this matter by our outside corporate/securities counsel, we attempted to settle this matter with the Jayhawk Group, but were unable to reach a resolution satisfactory to all parties. On October 9, 2007, the law firm representing the stockholder initiated a lawsuit against the Jayhawk Group pursing a Section 16(b) short-swing profit claim on our behalf up to $819,000. During the first quarter of 2008, the Jayhawk Group settled this matter by paying $180,000, of which we received $125,000 in April 2008, after attorneys’ fees and costs.

The redemption of all of our outstanding Series 2 Preferred was completed on August 27, 2007. The holders of shares of Series 2 Preferred had the right to convert each share into 4.329 shares of our common stock, which right to convert terminated 10 days prior to the redemption date. The Certificate of Designations for the Series 2 Preferred provided, and it is our position, that the holders of Series 2 Preferred that elected to convert shares of Series 2 Preferred into our common stock prior to the scheduled redemption date were not entitled to receive payment of any dividends in arrears on the shares so converted. As a result, holders that elected to convert shares of Series 2 Preferred were not entitled to any dividends in arrears as to the shares of Series 2 Preferred converted. On or about August 16, 2007, the Jayhawk Group elected to convert the 155,012 shares of Series 2 Preferred held by it, and we issued to the Jayhawk Group 671,046 shares of our common stock as a result of such conversion.

The Company has been advised by the Jayhawk Group, in connection with the Jayhawk Group’s conversion of its holdings of Series 2 Preferred, the Jayhawk Group may bring legal proceedings against us for all dividends in arrears on the Series 2 Preferred that the Jayhawk Group converted after receiving a notice of redemption. The 155,012 shares of Series 2 Preferred converted by the Jayhawk Group after we issued the notice of redemption for the Series 2 Preferred would have been entitled to receive approximately $4.0 million of dividends in arrears on the August 27, 2007 redemption date, if such shares were outstanding on the redemption date and had not been converted and into common stock.

As a holder of Series 2 Preferred, the Jayhawk Group participated in the nomination and election of two individuals to serve on our board of directors in accordance with the terms of the Series 2 Preferred. As the result of the exchanges, conversions and redemption of the Series 2 Preferred during 2007, resulting in less than 140,000 shares of Series 2 Preferred being outstanding, the right of the holders of Series 2 Preferred to nominate and elect two individuals to serve on our board of directors terminated pursuant to the terms of the Series 2 Preferred. Therefore, as of August 2007, the two independent directors elected by the holders of our Series 2 Preferred no longer serve as directors on our board of directors, and the Jayhawk Group is no longer considered an affiliate of ours.

Golsen Group

In connection with the completion of our March 2007 tender offer for our outstanding shares of our Series 2 Preferred, members of the Golsen Group tendered 26,467 shares of Series 2 Preferred in exchange for our issuance to them of 195,855 shares of our common stock. As a result, we effectively settled approximately $0.63 million in dividends in arrears on the shares of Series 2 Preferred tendered. The tender by the Golsen Group was a condition to Jayhawk’s Agreement to tender shares of Series 2 Preferred in the tender offer. See discussion above under “Jayhawk.”

After our exchange tender offer for our Series 2 Preferred, the Golsen Group held 23,083 shares of Series 2 Preferred. Pursuant to our redemption of the remaining outstanding Series 2 Preferred during August 2007, the Golsen Group redeemed 23,083 shares of Series 2 Preferred and received the cash redemption amount of approximately $1.76 million pursuant to the terms of our redemption of all of our outstanding Series 2 Preferred. The redemption price was $50.00 per share of Series 2 Preferred, plus $26.25 per share in dividends in arrears pro-rata to the date of redemption. The holders of shares of Series 2 Preferred had the right to convert each share into 4.329 shares of our common stock, which right to convert terminated 10 days prior to the redemption date. Holders that converted shares of Series 2 Preferred were not entitled to any dividends in arrears as to the shares of Series 2 Preferred converted.

During 2007, certain subsidiaries of the Company remodeled their offices and paid $13,000 for the replacement of carpet and flooring to a company (“Designer Rugs”) owned by Linda Golsen Rappaport, the daughter of Jack E. Golsen, our Chairman and Chief Executive Officer, and sister of Barry H. Golsen, our President.

The Golsen Group pays us approximately $6,000 each year for the use of approximately 600 square feet of office space in our corporate offices.

Steve Golsen, Chief Operating Officer of our Climate Control Business, 2007 compensation was approximately $389,000, which included $150,000 bonus and $6,000 automobile allowance. Heidi Brown Shear, Vice President and Managing Counsel to the Company, 2007 compensation was approximately $130,000, which included $25,000 bonus and $3,900 automobile allowance. In addition, Heidi Brown Shear realized approximately $215,000 value in 2007 from the exercise of non-qualified stock options. Steve Golsen is the son of Jack Golsen and the brother to Barry Golsen. Heidi Brown Shear is the daughter of Robert C. Brown, a Director, and spouse of David Shear, Senior Vice President and General Counsel of the Company. As of December 31, 2007, we employed 1,788 persons, of which 4 are relatives of Jack Golsen.

Cash Dividends

As discussed above, during 2007, we paid cash dividends to the Golsen Group of approximately $606,000 related to 23,083 shares of Series 2 Preferred redeemed.

In September 2007, we paid the dividends in arrears on our outstanding preferred stock utilizing a portion of the net proceeds of the sale of the 2007 Debentures and working capital, including approximately $2,250,000 of dividends in arrears on our Series B Preferred and our Series D Preferred, all of the outstanding shares of which are owned by the Golsen Group.

In March 2008, we paid the dividends totaling approximately $240,000 and $60,000 on our Series B Preferred and our Series D Preferred, respectively, all of the outstanding shares of which are owned by the Golsen Group.

Northwest

Northwest Internal Medicine Associates (“Northwest”), a division of Plaza Medical Group, P.C., has an agreement with the Company to perform medical examinations of the management and supervisory personnel of the Company and its subsidiaries. Each year, we pay Northwest $2,000 a month to perform such examinations, under the agreement. Dr. Robert C. Brown (a director of the Company) is Vice President and Treasurer of Plaza Medical Group, P.C.

Quail Creek Bank

Bernard Ille, a member of our board of directors, is a director of Quail Creek Bank, N.A. (the “Bank”). The Bank was a lender to one of our subsidiaries. During 2007, the subsidiary made interest and principal payments on outstanding debt owed to the Bank in the respective amount of $.1 million and $3.3 million in 2007. At December 31, 2006, the subsidiary’s loan payable to the Bank was approximately $3.3 million, (none at December 31, 2007) with an annual interest rate of 8.25%. The loan was secured by certain of the subsidiary’s property, plant and equipment. This loan was paid in full in June 2007 utilizing a portion of the net proceeds of our sale of the 2007 Debentures.

The Audit Committee of our Board of Directors or our Board of Directors reviewed each of the above noted transactions prior to the completion of the transaction discussed, except that neither the Audit Committee or the Board of Directors reviewed the compensation of Steve Golsen or Heidi Brown Shear. Steve Golsen is not an officer or director of the Company and Heidi Brown Shear’s compensation was approved by the Compensation Committee of our Board of Directors.

Board Independence

The Board of Directors has determined that each of Messrs. Ackerman, Burtch, Butkin, Ille, Munson, Rhodes, Perry and Shelley is an “independent director” in accordance with the current listing standards of the AMEX.

During 2007, Grant Donovan and Allen Ford served as directors until the termination of their board membership on August 21, 2007. The Board of Directors determined that Messrs. Donovan and Ford were also “independent directors” during such period.

AVAILABLE INFORMATION

We are currently subject to the information requirements of the Exchange Act and in accordance therewith file periodic reports, proxy statements and other information with the SEC relating to our business, financial statements and other matters.

Copies of such reports, proxy statements and other information may be copied (at prescribed rates) at the public reference facilities maintained by the SEC at Room 1024, 100 Fifth Street, N.E., Judiciary Plaza, Washington, D.C. 20549. For further information concerning the SEC’s public reference room, you may call the SEC at 1-800-SEC-0330. Some of this information may also be accessed on the World Wide Web through the SEC’s Internet address at www.sec.gov.

A copy of the Company’s 2007 Annual Report accompanies this proxy statement, which Annual Report includes the Company’s 2007 Form 10-K. Copies of exhibits to the Form 10-K are available upon request, but a reasonable fee per page will be charged to the requesting stockholder.

Requests for documents relating to us should be directed to:

Director - Communications Department

c/o LSB Industries, Inc.

16 South Pennsylvania Avenue

Post Office Box 754

Oklahoma City, Oklahoma 73101

Whether or not you plan to attend, you are urged to complete, date and sign the enclosed proxy card and return it in the accompanying envelope or follow the instructions provided for voting by phone or via the Internet, if applicable. Prompt response will greatly facilitate arrangements for the meeting, and your cooperation is appreciated. Stockholders who attend the meeting may vote their shares personally even though they have sent in their proxy cards or voted by phone or the Internet.

By Order of the Board of Directors, David M. Shear Secretary and General Counsel

May 5, 2008

EXHIBIT A

LSB Industries, Inc. 2008 Incentive Stock Plan

(Effective June 5, 2008)

Section 1. Purpose of the Plan

The purpose of LSB Industries, Inc. 2008 Incentive Stock Plan (the “Plan”), subject to shareholder approval, is to attract, retain and motivate employees, officers, directors, consultants, agents, advisors and independent contractors of LSB Industries, Inc. (the “Company”) by providing them the opportunity to acquire a proprietary interest in the Company and to link their interests and efforts to the long-term interests of the Company’s shareholders.

Section 2. Definitions

As used in the Plan,

“Affiliate” means all Persons with whom the Company would be considered a single employer under Section 414(b) of the Code, and all persons with whom such person would be considered a single employer under Code Section 414(c) of the Code, except that where Treasury Regulation §1.414(c)-2(b)(2)(i) requires at least an 80 percent interest for establishment of a controlling interest, only a 50 percent interest shall be required. In addition, for purposes of determining whether any individual is eligible to receive a grant of Incentive Stock Options, the term “Affiliate” shall refer only to those Persons who are “subsidiaries” as defined Section 424(f) of the Code.

“Award” means any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, dividend equivalent, cash-based award or other incentive payable in cash or in shares of Common Stock as may be designated by the Committee from time to time.

“Board” means the Board of Directors of the Company.

“CEO” means the chief executive officer of the Company.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Code Section 162(m)” means Section 162(m) of the Code, including any proposed and final regulations and other guidance issued thereunder by the Department of the Treasury and/or the Internal Revenue Service.

“Code Section 409A” means Section 409A of the Code, including any proposed and final regulations and other guidance issued thereunder by the Department of the Treasury and/or the Internal Revenue Service.

“Committee” has the meaning set forth in Section 3 below.

“Common Stock” means the common stock, par value $.10 per share, of the Company.

“Company” means LSB Industries, Inc., a Delaware corporation.

“Covered Employee” means a “covered employee” as that term is defined in Code Section 162(m)(3) or any successor provision.

“Disability” or “Disabled” means as to any Participant that such Participant (a) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (b) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Participant’s employer. Notwithstanding the forgoing, all determinations of whether a Participant is Disabled shall be made in accordance with Code Section 409A and the guidance thereunder.

“Effective Date” has the meaning set forth in Section 16.

“Eligible Person” has the meaning set forth in Section 5.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Fair Market Value” means, unless otherwise required under any applicable provision of the Code, as of any given date: (a) the closing price of the common Stock on the last preceding day on which the Common Stock was traded, as reported on a national securities exchange or (b) if the Fair Market Value of the Common Stock cannot be determined pursuant to clause (a), such price as the Committee shall determine; provided that for Awards subject to Code Section 409A, any such determination shall comply with Code Section 409A and guidance thereunder.

“Grant Date” means the date on which the Committee completes the corporate action authorizing the grant of an Award or such later date specified by the Committee, provided that conditions to the exercisability or vesting of Awards shall not defer the Grant Date.

“Incentive Stock Option” means an Option granted with the intention that it qualify as an “incentive stock option” as that term is defined in Section 422 of the Code or any successor provision.

“Key Employee” means an employee designated in accordance with Section 3.5 below. as of December 31 (the “Key Employee Designation Date”) as an employee meeting the requirements under Section 416(i) of the Code (applied in accordance with the regulations thereunder and disregarding Section 416(i)(5)) at any time during the 12-month period ending on the Key Employee Designation Date.

“Nonqualified Stock Option” means an Option other than an Incentive Stock Option.

“Option” means a right to purchase Common Stock granted under Section 7.

“Participant” means any Eligible Person as set forth in Section 5 to whom an Award is granted.

“Performance Based Exception” means the performance based exception from the tax deductibility limitations of Code Section 162(m) contained in Section 162(m)(4)(C) of the Code.

“Person” means any individual, sole proprietorship, partnership, joint venture, limited liability company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or government instrumentality, division, agency, body or department.

“Plan” means the LSB Industries, Inc. 2008 Incentive Stock Plan.

“Restricted Stock” means an Award of shares of Common Stock granted under Section 9, the rights of ownership of which may be subject to restrictions prescribed by the Committee.

“Restricted Stock Unit” means an Award granted under Section 9 denominated in units of Common Stock.

“Retirement” means a Termination of Service voluntarily at a time when a Participant is entitled to begin immediate receipt of early or normal retirement benefits under one or more of the Company’s defined benefit pension plans, or under comparable terms of an Affiliate’s pension plan, as then in effect, unless provided otherwise in the instrument evidencing the Award or in a written employment or services agreement between the Participant and the Company or an Affiliate.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Stock Appreciation Right” or “SAR” has the meaning set forth in Section 8.1.

“Termination of Service,” unless otherwise defined by the Committee or in the instrument evidencing the Award or in a written employment or services agreement, means a Participant’s termination or deemed termination from employment with the Company and its Affiliates. For purposes of determining whether a Termination of Service has occurred, the employment relationship is treated as continuing intact while the Participant is on military leave, sick leave or other bona fide leave of absence if the period of such leave does not exceed six (6) months, or if longer, so long as the Participant retains a right to reemployment with his or her employer under an applicable statute or by contract. For this purpose, a leave of absence constitutes a bona fide leave of absence only if there is a reasonable expectation that the Participant will return to perform services for his or her employer. If the period of leave exceeds six (6) months and the Participant does not retain a right to reemployment under an applicable statute or by contract, the employment relationship will be deemed to terminate on the first date immediately following such six (6) month period. Notwithstanding the foregoing, if a leave of absence is due to any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than six (6) months, and such impairment causes the Participant to be unable to perform the duties of the Participant’s position of employment or any substantially similar position of employment, a twenty-nine (29) month period of absence shall be substituted for such six (6) month period. For purposes of this Agreement, a Termination of Service occurs at the date as of which the facts and circumstances indicate either that, after such date: (a) the Participant and the Company reasonably anticipate the Participant will perform no further services for the Company and its Affiliates (whether as an employee or an independent contractor) or (b) that the level of bona fide services the Participant will perform for the Company and its Affiliates (whether as an employee or independent contractor) will permanently decrease to no more than twenty (20%) of the average level of bona fide services performed over the immediately preceding thirty-six (36) month period or, if the Participant has been providing services to the Company and its Affiliates for less than thirty-six (36) months, the full period over which the Participant has rendered services, whether as an employee or independent contractor. The determination of whether a Termination of Service has occurred shall be governed by the provisions of Treasury Regulation § 1.409A-1, as amended, taking into account the objective facts and circumstances with respect to the level of bona fide services performed by the Participant after a certain date.

Section 3. Administration

3.1 Committee

The Plan shall be administered by the Committee which shall, as the context requires, refer to the Board, the Compensation and Stock Option Committee of the Board, the CEO or any other committee to which administration is delegated by the Board in accordance with Section 3.3 hereof.

3.2 Administration of the Plan

Except to the extent the Board reserves administrative powers to itself or appoints a different committee to administer the Plan, the Committee shall mean (a) the Board, with respect to all non-employee directors, (b) the Compensation and Stock Option Committee of the Board, with respect to all executive officers of the Company and any other Eligible Person with respect to whom it elects to act as the Committee and (c) except as the Compensation and Stock Option Committee of the Board may provide, if the CEO is a member of the Board, a committee consisting of the CEO with respect to any Eligible Person other than an executive officer of the Company. To the extent the Board considers it desirable to comply with Rule 16 b-3, the Committee shall consist of two or more directors of the Company, each of whom shall qualify as both an “outside director” within the meaning of Code Section 162(m) and as a “non-employee director” as defined in Rules 16b-3 promulgated under the Exchange Act.

3.3 Delegation by the Board

Notwithstanding the foregoing, the Board may delegate responsibility for administering the Plan with respect to designated classes of Eligible Persons to different committees consisting of one or more members of the Board or one or more officers of the Company, subject to such limitations as the Board deems appropriate, except with respect to Awards to non-employee Directors and to officers subject to Section 16 of the Exchange Act or officers who are or may be Covered Employees. Members of any such committee, which shall also be referred to as the “Committee,” shall serve for such term as the Board may determine, subject to removal by the Board at any time.

3.4 Administration and Interpretation by Committee

Except for the terms and conditions explicitly set forth in the Plan, the Committee shall have full power and exclusive authority, subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to (a) select the Eligible Persons as set forth in Section 5 to whom Awards may from time to time be granted under the Plan; (b) determine the type or types of Award to be granted to each Participant under the Plan; (c) determine the number of shares of Common Stock to be covered by each Award granted under the Plan (including, but not limited to, vesting of such Award); (d) determine the terms and conditions of any Award granted under the Plan; (e) approve the forms of agreements for use under the Plan; (f) determine whether, to what extent and under what circumstances Awards may be settled in cash, shares of Common Stock or other property or canceled or suspended; (g) determine whether, to what extent and under what circumstances cash, shares of Common Stock, other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant; (h) interpret and administer the Plan and any instrument or agreement entered into under the Plan; (i) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (j) delegate ministerial duties to such of the Company’s officers as it so determines; and (k) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan. Decisions of the Committee shall be final, conclusive and binding on all persons, including the Company, any Participant, any shareholder and any Eligible Person. A majority of the members of the Committee may determine its actions and fix the time and place of its meetings.

3.5 Designation of Key Employees

For purposes of Code Section 409A, annually the Board shall designate in writing those employees who are Key Employees as of December 31 (the “Key Employee Designation Date”). A Participant designated as a Key Employee shall be a Key Employee for the entire twelve (12) month period beginning on April 1 following the Key Employee Designation Date.

Section 4. Shares Subject to the Plan

4.1 Authorized Number of Shares

Subject to adjustment from time to time as provided in Section 13, the maximum number of shares of Common Stock available for issuance under the Plan shall be one million (1,000,000).

4.2 Share Usage

(a) Shares of Common Stock covered by an Award shall not be counted as used unless and until they are actually issued and delivered to a Participant. If any Award lapses, expires, terminates or is canceled prior to the issuance of shares thereunder or if shares of Common Stock are issued under the Plan to a Participant and thereafter are reacquired by the Company, the shares subject to such Awards and the reacquired shares shall again be available for issuance under the Plan. In addition, the following shares of Common Stock shall not be treated as having been issued under the Plan: (i) shares tendered by a Participant or retained by the Company as full or partial payment to the Company for the purchase price of an Award or to satisfy tax withholding obligations in connection with an Award, (ii) shares covered by an Award that is settled in cash, or (iii) the number of shares subject to a SAR in excess of the number of shares that are delivered to the Participant upon exercise of the SAR. The number of shares available for issuance under the Plan shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional shares or credited as additional Restricted Stock, Restricted Stock Units or Performance Shares. All shares issued under the Plan may be either authorized and unissued shares or issued shares reacquired by the Company.

(b) The Committee shall have the authority to grant Awards as an alternative to or as the form of payment for grants or rights earned or due under other compensation plans or arrangements of the Company.

(c) Notwithstanding the foregoing, the maximum number of shares that may be issued upon the exercise of Incentive Stock Options shall equal the aggregate share number stated in Section 4.1, subject to adjustment as provided in Section 13.

4.3 Limitations

(a) Subject to adjustment as provided in Section 13, the aggregate number of shares that may be issued pursuant to Awards granted under the Plan (other than Awards of Options or Stock Appreciation Rights) shall not exceed one million (1,000,000).

(b) Subject to adjustment as provided in Section 13, the aggregate number of shares that may be issued pursuant to Awards granted under the Plan (other than Awards of Options or Stock Appreciation Rights) that contain no restrictions or restrictions based solely on continuous employment or services for less than three years (except where Termination of Service occurs by reason of death, Retirement or Disability) shall not exceed one million (1,000,000).

Section 5. Eligibility

An Award may be granted to any employee, officer or director of the Company or an Affiliate whom the Committee from time to time selects. An Award may also be granted to any consultant, agent, advisor or independent contractor for bona fide services rendered to the Company or any Affiliate that (a) are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction and (b) do not directly or indirectly promote or maintain a market for the Company’s securities. The above are “Eligible Persons.”

Section 6. Awards

6.1 Form and Grant of Awards

The Committee shall have the authority, in its sole discretion, to determine the type or types of Awards to be granted under the Plan. Such Awards may be granted either alone, in addition to or in tandem with any other type of Award.

6.2 Evidence of Awards

Awards granted under the Plan shall be evidenced by a written instrument that shall contain such terms, conditions, limitations and restrictions as the Committee shall deem advisable and that are not inconsistent with the Plan.

6.3 Dividends and Distributions

Participants holding Awards may, if the Committee so determines, be credited with dividends paid with respect to the underlying shares or dividend equivalents while the Awards are so held in a manner determined by the Committee in its sole discretion. The Committee may apply any restrictions to the dividends or dividend equivalents that the Committee deems appropriate. The Committee, in its sole discretion, may determine the form of payment of dividends or dividend equivalents, including cash, shares of Common Stock, Restricted Stock or Restricted Stock Units. Notwithstanding the foregoing, the right to any dividends or dividend equivalents declared and paid on the number of shares underlying an Option or a Stock Appreciation Right must be set forth as a separate arrangement to the extent required by Code Section 409A, if applicable.

Section 7. Options

7.1 Grant of Options

The Committee may grant Options designated as Incentive Stock Options or Nonqualified Stock Options.

7.2 Option Exercise Price

7.2.1 Less than 10% Shareholders. The exercise price for shares purchased under an Option shall be as determined by the Committee, but shall not be less than 100% of the Fair Market Value of the Common Stock at the Grant Date for options granted to an individual who, at the time the option is granted, does not own stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Subsidiary (computed in accordance with the provisions applicable to Section 422(b)(6) of the Code) (a “less than 10% Shareholder”).

7.2.2 10% Shareholder. The exercise price of any Incentive Stock Option granted to an individual who is not a less than 10% Shareholder (a “10% Shareholder”) shall be not less than one hundred ten percent (110%) of the Fair Market Value of the shares of Common Stock subject to the Incentive Stock Option at the time the Incentive Stock Option is granted, determined in accordance with the applicable regulations and rulings of the Commissioner of the Internal Revenue Service in effect at the time the Incentive Stock Option is granted.

7.3 Term of Options

Subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the Option, the maximum term of an Option shall be a term not to exceed ten (10) years from the Grant Date (five (5) years in the case of an Incentive Stock Option granted to a 10% Shareholder) as established for that Option by the Committee or, if not so established, shall be ten (10) years from the Grant Date.

7.4 Exercise of Options

The Committee shall establish and set forth in each instrument that evidences an Option the time at which, or the installments in which, the Option shall vest and become exercisable, any of which provisions may be waived or modified by the Committee at any time.

To the extent an Option has vested and become exercisable, the Option may be exercised in whole or from time to time in part by delivery as directed by the Company to the Company or a brokerage firm designated or approved by the Company of a written stock option exercise agreement or notice, in a form and in accordance with procedures established by the Committee, setting forth the number of shares with respect to which the Option is being exercised, the restrictions imposed on the shares purchased under such exercise agreement, if any, and such representations and agreements as may be required by the Committee, accompanied by payment in full as described in Section 7.5. An Option may be exercised only for whole shares and may not be exercised for less than a reasonable number of shares at any one time, as determined by the Committee.

7.5 Payment of Exercise Price

The exercise price for shares purchased under an Option shall be paid in full as directed by the Company to the Company or a brokerage firm designated or approved by the Company by delivery of consideration equal to the product of the Option exercise price and the number of shares purchased. Such consideration must be paid before the Company will issue the shares being purchased and must be in a form or a combination of forms acceptable to the Committee for that purchase, which forms may include: (a) check; (b) wire transfer; (c) tendering by attestation shares of Common Stock already owned by the Participant that on the day prior to the exercise date have a Fair Market Value equal to the aggregate exercise price of the shares being purchased under the Option, provided that the Participant must have held for at least six months any such tendered shares that were acquired by the Participant under a Company-sponsored stock compensation program; (d) to the extent permitted by applicable law, delivery of a properly executed exercise notice, together with irrevocable instructions to a brokerage firm designated or approved by the Company to deliver promptly to the Company the aggregate amount of sale or loan proceeds to pay the Option exercise price and any tax withholding obligations that may arise in connection with the exercise, all in accordance with the regulations of the Federal Reserve Board; or (e) such other consideration as the Committee may permit in its sole discretion.

7.6 Post-Termination Exercise

The Committee shall establish and set forth in each instrument that evidences an Option whether the Option shall continue to be exercisable, and the terms and conditions of such exercise, after a Termination of Service, any of which provisions may be waived or modified by the Committee at any time, provided that any such waiver or modification shall satisfy the requirements for exemption under Code Section 409A unless otherwise determined by the Committee.

7.7 Incentive Stock Options

The terms of any Incentive Stock Options shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision, and any regulations promulgated thereunder. Individuals who are not employees of the Company or one of its parent or subsidiary corporations (as such terms are defined for purposes of Section 422 of the Code) may not be granted Incentive Stock Options. To the extent that the aggregate Fair Market Value of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year exceeds $100,000 or, if different, the maximum limitation in effect at the time of grant under the Code (the Fair Market Value being determined as of the Grant Date for the Option), such portion in excess of $100,000 shall be treated as Nonqualified Stock Options.

Section 8. Stock Appreciation Rights

8.1 Grant of Stock Appreciation Rights

The Committee may grant stock appreciation rights (“Stock Appreciation Rights” or “SARs”) to Participants at any time. An SAR may be granted in tandem with an Option or alone (“freestanding”). The grant price of a tandem SAR shall be equal to the exercise price of the related Option, and the grant price of a freestanding SAR shall be equal to the Fair Market Value of the Common Stock at the Grant Date. An SAR may be exercised upon such terms and conditions and for the term as the Committee determines in its sole discretion; provided, however, that, subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the SAR, the term of a freestanding SAR shall be a term not to exceed ten (10) years from the Grant Date as established for that SAR by the Committee or, if not so established, shall be ten (10) years, and in the case of a tandem SAR, (a) the term shall not exceed the term of the related Option and (b) the tandem SAR may be exercised for all or part of the shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option, except that the tandem SAR may be exercised only with respect to the shares for which its related Option is then exercisable.

8.2 Payment of SAR Amount

Upon the exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying (a) the difference between the Fair Market Value of the Common Stock for the date of exercise over the grant price by (b) the number of shares with respect to which the SAR is exercised. At the discretion of the Committee, the payment upon exercise of an SAR may be in cash, in shares of equivalent value, in some combination thereof or in any other manner approved by the Committee in its sole discretion.

8.3 Post-Termination Exercise

The Committee shall establish and set forth in each instrument that evidences a freestanding SAR whether the SAR shall continue to be exercisable, and the terms and conditions of such exercise after a Termination of Service, any of which provisions may be waived or modified by the Committee at any time, provided that any such waiver or modification shall satisfy the requirements for exemption under Code Section 409A unless otherwise determined by the Committee.

Section 9. Restricted Stock and Restricted Stock Units

9.1 Grant of Restricted Stock and Restricted Stock Units

The Committee may grant Restricted Stock and Restricted Stock Units on such terms and conditions and subject to such forfeiture restrictions, if any (which may be based on continuous service with the Company or an Affiliate), as the Committee shall determine in its sole discretion, which terms, conditions and restrictions shall be set forth in the instrument evidencing the Award.

9.2 Issuance of Shares

Upon the satisfaction of any terms, conditions and restrictions prescribed with respect to Restricted Stock or Restricted Stock Units, or upon a Participant’s release from any terms, conditions and restrictions of Restricted Stock or Restricted Stock Units, as determined by the Committee, and subject to the provisions of Section 11, (a) the shares of Restricted Stock covered by each Award of Restricted Stock shall become freely transferable by the Participant, and (b) Restricted Stock Units shall be paid in cash, shares of Common Stock or a combination of cash and shares of Common Stock, as the Committee shall determine in its sole discretion. Any fractional shares subject to such Awards shall be paid to the Participant in cash.

9.3 Waiver of Restrictions

Notwithstanding any other provisions of the Plan, the Committee, in its sole discretion, may waive the repurchase or forfeiture period and any other terms, conditions or restrictions on any Restricted Stock or Restricted Stock Unit under such circumstances and subject to such terms and conditions as the Committee shall deem appropriate; provided, however, that the Committee may not adjust performance goals for any Restricted Stock or Restricted Stock Unit intended to qualify for the Performance Based Exception for the year in which the Restricted Stock or Stock Unit is settled in such a manner as would increase the amount of compensation otherwise payable to a Participant.

Section 10. Other Stock or Cash-Based Awards

In addition to the Awards described in Sections 7 through 9, and subject to the terms of the Plan, the Committee may grant other incentives payable in cash or in shares of Common Stock under the Plan as it determines to be in the best interests of the Company and subject to such other terms and conditions as it deems appropriate.

Subject to adjustment as provided in Section 13, and in accordance with the requirements under Code Section 162(m), no Participant shall receive in any one calendar year grants of Options or Stock Appreciation Rights covering an aggregate of more than one hundred thousand (100,000) shares of Common Stock. Notwithstanding any other provision of the Plan to the contrary, any Option or Stock Appreciation Right intended to qualify as performance based compensation under Code Section 162(m) for the Performance Based Exception of Code Section 162(m) shall have an exercise or grant price, an applicable, of no less than 100% of the Fair Market Value of the Common Stock at the Grant Date, except in the case of Substitute Awards.

Section 11. Withholding

The Company may require a Participant to pay to the Company the amount of (a) any taxes that the Company is required by applicable federal, state, local or foreign law to withhold with respect to the grant, vesting or exercise of an Award (“tax withholding obligations”).

The Committee may permit or require a Participant to satisfy all or part of his or her tax withholding obligations and other obligations by (a) paying cash to the Company, (b) having the Company withhold an amount from any cash amounts otherwise due or to become due from the Company to the Participant, (c) having the Company withhold a number of shares of Common Stock that would otherwise be issued to the Participant (or become vested in the case of Restricted Stock) having a Fair Market Value equal to the tax withholding obligations and other obligations, or (d) surrendering a number of shares of Common Stock the Participant already owns having a value equal to the tax withholding obligations and other obligations.

In addition, the Company may accelerate the time or schedule of a payment of vested shares of Common Stock subject to an Award, and/or deduct from any payment of shares of Common Stock subject to an Award to the Participant, or to his or her beneficiaries in the case of the Participant’s death, that number of shares of Common Stock having a Fair Market Value at the date of such deduction equal to any amounts due from the Participant to the Company or any Affiliate (“other obligations”) as satisfaction of any such other obligations, provided that (x) such other obligations are incurred in the ordinary course of the employment relationship between the Company or any of its Affiliates and the Participant, (y) the aggregate amount of any collateral held in connection with such other obligations or deduction made in any taxable year of the Company with respect to the Participant does not exceed $5,000, and (z) the deduction of shares of Common Stock is made at the same time and in the same amount as the other obligations otherwise would have been due and collected from the Participant.

The Company shall not be required to issue any shares of Common Stock under the Plan until such tax withholding obligations and other obligations are satisfied.

Section 12. Assignability

No Award or interest in an Award may be sold, assigned, pledged (as collateral for a loan or as security for the performance of an obligation or for any other purpose) or transferred by the Participant or made subject to attachment or similar proceedings otherwise than by will or by the applicable laws of descent and distribution, except that to the extent permitted by the Committee, in its sole discretion, a Participant may designate one or more beneficiaries on a Company-approved form who may receive payment under an Award after the Participant’s death. During a Participant’s lifetime, an Award may be exercised only by the Participant.

Section 13. Adjustments

In the event, at any time or from time to time, a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to shareholders other than a normal cash dividend or other change in the Company’s corporate or capital structure results in (a) the outstanding shares of Common Stock, or any securities exchanged therefor or received in their place, being exchanged for a different number or kind of securities of the Company or of any other company or (b) new, different or additional securities of the Company or of any other company being received by the holders of shares of Common Stock, then the Committee shall make proportional adjustments in (v) the maximum number and kind of securities available for issuance under the Plan; (w) the maximum number and kind of securities issuable as Incentive Stock Options as set forth in Section 4.2; (x) the maximum number and kind of securities that may be issued to an individual in any one calendar year as set forth in Section 4.3; (y) the maximum number and kind of securities that may be made subject to the different types of Awards available under the Plan; and (z) the number and kind of securities that are subject to any outstanding Award and the per share price of such securities, without any change in the aggregate price to be paid therefor.

The determination by the Committee as to the terms of any of the foregoing adjustments shall be conclusive and binding.

Notwithstanding the foregoing, the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services rendered, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, outstanding Awards.

Section 14. Amendment and Termination

14.1 Amendment, Suspension or Termination of the Plan

The Board may amend, suspend or terminate the Plan or any portion of the Plan at any time and in such respects as it shall deem advisable. In addition, the Company intends that, except as the Committee otherwise determines, the Plan and Awards either comply with or be excepted from Code Section 409A. Accordingly, the Company reserves the right, without the consent of affected Participants, to amend or revise the Plan and/or to amend, revise or revoke any Award (including any agreement under which such Award was granted) in order to cause the Plan and/or the Award (including any agreement under which such Award was granted) to be so compliant or excepted and to take such other actions under the Plan and any Award (including any agreement under which such Award was granted) to achieve such compliance or exception. Notwithstanding the foregoing, however, that, to the extent required by applicable law, regulation or stock exchange rule, shareholder approval shall be required for any amendment to the Plan.

14.2 Term of the Plan

Unless sooner terminated as provided herein, the Plan shall terminate ten (10) years from the Effective Date. After the Plan is terminated, no future Awards may be granted, but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan’s terms and conditions. Notwithstanding the foregoing, no Incentive

Stock Options may be granted more than ten years after the earlier of (a) the adoption of the Plan by the Board and (b) the Effective Date.

14.3 Consent of Participant

Except as provided in Section 14.1 above, (a) the amendment, suspension or termination of the Plan or a portion thereof or the amendment of an outstanding Award shall not, without the Participant’s consent, materially adversely affect any rights under any Award theretofore granted to the Participant under the Plan and (b) any change or adjustment to an outstanding Incentive Stock Option shall not, without the consent of the Participant, be made in a manner so as to constitute a “modification” that would cause such Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option. Notwithstanding the foregoing, any adjustments made pursuant to Section 13 shall not be subject to these restrictions.

Section 15. General

15.1 No Individual Rights

No individual or Participant shall have any claim to be granted any Award under the Plan, and the Company has no obligation for uniformity of treatment of Participants under the Plan. Furthermore, nothing in the Plan or any Award granted under the Plan shall be deemed to constitute an employment contract or confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Affiliate or limit in any way the right of the Company or any Affiliate to terminate a Participant’s employment or other relationship at any time, with or without cause.

15.2 Issuance of Shares

Notwithstanding any other provision of the Plan, the Company shall have no obligation to issue or deliver any shares of Common Stock under the Plan or make any other distribution of benefits under the Plan unless, in the opinion of the Company’s counsel, such issuance, delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act or the laws of any state or foreign jurisdiction) and the applicable requirements of any securities exchange or similar entity.

The Company shall be under no obligation to any Participant to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under the laws of any state or foreign jurisdiction, any shares of Common Stock, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made. The Company may issue certificates for shares with such legends and subject to such restrictions on transfer and stop-transfer instructions as counsel for the Company deems necessary or desirable for compliance by the Company with federal, state and foreign securities laws. The Company may also require such other action or agreement by the Participants as may from time to time be necessary to comply with applicable securities laws.

To the extent the Plan or any instrument evidencing an Award provides for issuance of stock certificates to reflect the issuance of shares of Common Stock, the issuance may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

15.3 Indemnification

Each person who is or shall have been a member of the Board, or a committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with Section 3 shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit or proceeding against him or her; provided, however, that he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability or expense is a result of his or her own willful misconduct or except as expressly provided by statute.

The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s certificate of incorporation or bylaws, as a matter of law, or otherwise, or of any power that the Company may have to indemnify them or hold them harmless.

15.4 No Rights as a Shareholder

Unless otherwise provided by the Committee or in the instrument evidencing the Award or in a written employment or services agreement, no Option or Award denominated in units shall entitle the Participant to any cash dividend, voting or other right of a shareholder unless and until the date of issuance under the Plan of the shares that are the subject of such Award.

15.5 Compliance with Laws and Regulations

Notwithstanding anything in the Plan to the contrary, the Committee, in its sole discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Participants who are officers or directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Participants.

Additionally, in interpreting and applying the provisions of the Plan, any Option granted as an Incentive Stock Option pursuant to the Plan shall, to the extent permitted by law, be construed as an “incentive stock option” within the meaning of Section 422 of the Code.

15.6 Participants in Other Countries

The Committee shall have the authority to adopt such modifications, procedures and subplans as may be necessary or desirable to comply with provisions of the laws of other countries in which the Company or any Affiliate may operate to ensure the viability of the benefits from Awards granted to Participants employed in such countries, to comply with applicable foreign laws and to meet the objectives of the Plan.

15.7 No Trust or Fund

The Plan is intended to constitute an “unfunded” plan. Nothing contained herein shall require the Company to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant, and no Participant shall have any rights that are greater than those of a general unsecured creditor of the Company.

15.8 Successors

All obligations of the Company under the Plan with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all the business and/or assets of the Company.

15.9 Severability

If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Committee’s determination, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

15.10 Choice of Law

The Plan, all Awards granted thereunder and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Oklahoma without giving effect to principles of conflicts of law.

Section 16. Effective Date

The Plan is effective June 5, 2008 (the “Effective Date”), subject to shareholder approval of the Plan within twelve months of the Effective Date.

LSB INDUSTRIES, INC.
Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on June 5, 2008.
Vote by Internet
• Log on to the Internet and go to
www.investorvote.com/lxu
• Follow the steps outlined on the secured website.
Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	• Follow the instructions provided by the recorded message.

Annual Meeting Proxy Card

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

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A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. Election of Directors:	For	Withhold		For	Withhold		For	Withhold	+
01 - Raymond B. Ackerman	☐	☐	02 - Bernard G. Ille	☐	☐	03 - Donald W. Munson	☐	☐

04 - Ronald V. Perry	☐	☐	05 - Tony M. Shelby	☐	☐		☐	☐

	For	Against	Abstain		For	Against	Abstain

2. The ratification of the Audit Commitee appointment of Emst & Young, LLP, as the Company’s independent registered public accounitng firm for 2008.	☐	☐	☐	3. The approval of the 2008 Incentive Stock Plan.	☐	☐	☐

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

B Non-Voting Items

Change of Address — Please print new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Persons signing in a fiduciary capacity should indicate that fact and give their full title. If a corporation, please sign in the full corporate name by the president or other authorized officer. If a partnership, please sign in the partnership name by an authorized person. If joint tenants, both persons should sign.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.   ▼

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Proxy — LSB INDUSTRIES, INC.

PROXY FOR THE 2008 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Jack E. Golsen, Tony M. Shelby, Barry Golsen and each of them, the undersigned’s proxy, with full power of substitution, to attend the annual meeting of the shareholders of LSB Industries, Inc. (the “Company”) on Thursday, June 5, 2008, at 11:30 a.m., Central Daylight Time, at the Company’s offices located at 16 South Pennsylvania Avenue, Oklahoma City, Oklahoma 73107, and at any adjournment of that meeting and to vote the undersigned’s shares of the Common Stock, Convertible Noncumulative Preferred Stock, 12% Series B Cumulative Convertible Preferred Stock, and Series D 6% Cumulative Convertible Preferred Stock, all of which vote as single class, as designated on the reverse side.

Please sign exactly as your name appears hereon, date and return this Proxy Card promptly, using the self-addressed, prepaid envelope enclosed for your convenience. Please correct your address before returning this Proxy Card.

The persons named as proxies hereon will vote the shares of stock represented by this Proxy Card in accordance with the specifications made in Items 1, 2 and 3. If the undersigned makes no specification, the persons named as proxies on the reverse side will vote the shares “FOR” Items 1, 2 and 3.

(CONTINUED ON REVERSE SIDE)